PART II — OFFERING CIRCULAR

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated June , 2024

Form 1-A: Tier 1

LEAPCHARGER CORPORATION,

a Nevada Corporation

Best efforts offering of up to $2,500,000 of Common Stock

LeapCharger Corporation, a Nevada corporation (the “Company” or “LCCN”) is offering investors (the “Offering”) the opportunity to purchase LCCN common stock shares (“Common Stock” or “Shares”). The Shares will be sold at a price of $0.05 per Share (the “Maximum Amount”). This Offering is being conducted pursuant to Tier 1 of Regulation A. The Shares are highly speculative securities, see “Risk Factors” beginning on page 12.

	Number of Shares	Price to Public (1)	Underwriting discount and commissions (2)	Proceeds to issuer (3)	Proceeds to other persons
Per Share	1	$0.05	$0.00	$0.05	$0.00
Total Minimum	100,000	$5,000.00	$0.00	$5,000.00	$0.00
Total Maximum	50,000,000	$2,500,000.00	$0.00	$2,500,000.00	$0.00

(1)	Please refer to the section entitled “Securities Being Offered” on page 60 for a “Description of the Shares”.
(2)

The Shares will be offered and sold by our officers and directors who will not receive any direct compensation in connection therewith. However, we reserve the right to engage broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to seven percent (7%) of the gross proceeds from the sales of Shares placed by such persons. The Company will decide within sixty (60) days of the date this Offering Circular is “Qualified” as to whether it will secure an agent and issue Agent Shares. Please refer to the section entitled “Plan of Distribution” on page 46 for additional information.

(3)

We estimate that our total Offering expenses, including commissions, will be approximately $200,000 if the Maximum Amount of $2,500,000 is raised, or $25,000, if no commissions are paid. See “Plan of Distribution.”

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) basis through a Tier 1 offering pursuant to Regulation A (“Regulation A”). We expect to commence the sale of the Shares within two days of the date on which the Offering of which this Offering Circular is a part (the “Offering Circular”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”).

i

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”). The minimum investment amount from an investor is $5,000.00; however, we expressly reserve the right to waive this minimum in the sole discretion of our management. See “Securities Being Offered ” beginning on page 40 for a discussion of certain items required by Item 14 of Part II of Form 1-A. We will hold closings at any time in the Company’s discretion upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales of Shares, until the earlier of (i) the sale of the Maximum Amount or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Subscriptions for Shares are irrevocable, and the purchase price is non-refundable, unless the Company rejects a subscription, as expressly stated in this Offering Circular. All proceeds received by us from subscribers in this Offering will be available for use by us upon our acceptance of subscriptions for the Shares.

We expect to commence the sale of Shares of our Common Stock after the Qualification Date in June 2024, or shortly thereafter.

The Company currently has two (2) classes of stock, Common Stock and Preferred Stock, this Offering relates to the sale of shares of our Common Stock, which carry one vote per share of Common Stock, in contrast our Series A Preferred Stock carries 300 votes per share of Series A Preferred Stock and our Series B Preferred Stock are non- voting. Accordingly, holders of the Series A Preferred Stock will, for the foreseeable future, have voting control over such matters requiring approval by shareholders, including, but not limited to, the election of directors and the approval of mergers or other business combination transactions. Additionally, and to this end, our CEO and a Director, Praveenkumar Vijayakumar, prior to this offering controls the majority of the total voting power of the Company (97.8%), and following the conclusion of this Offering, assuming 100% of the shares offered hereby are sold, will continue to control the majority of the total voting power of the Company (93.9%), therefore he alone significantly influences all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions.

For a complete description of the ownership by Management of the issued and outstanding shares of both our Common and Preferred Stock, please see the “Security Ownership of Management and Certain Securityholders” section of this Offering Circular.

Class of Stock (Par Value)	Voting	Conversion	Dividends	Total Authorized	Issued and Outstanding Pre-Offering	Issued and Outstanding Post-Offering
Common Stock ($0.00001)	1-for-1	N/A	None	825,000,000	26,933,606	76,933,606 (1)
Series A Preferred ($0.00001)	300-for-1	30-to-1 (each share converts into 30 shares of Common Stock)	None	10,000,000 (2)	4,000,000	4,000,000
Series B Preferred ($0.00001)	1-for-1 (each share	N/A	None	10,000,000 (3)	0	0

(1)	This assumes 100% of the shares offered by the Offering are sold.
(2)

The Company is authorized to designate up to 175,000,000 shares of preferred stock, of which as of the date of this Offering, 10,000,000 have been designated as Series A Preferred Stock and 10,000,000 have been designated as Series B Preferred Stock .

For a complete description of both the Common Stock and Preferred Stock, please see the “Description of Shares” section of this Offering Circular.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

ii

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

321 W. Winnie Lane, Suite 104

Carson City, NV 89703

www.leapcharger.com

Tel: +1 917-391-0061

Email: info@leapcharger.com

iii

FREQUENTLY ASKED QUESTIONS

LeapCharger Corporation, a Nevada corporation (hereinafter “LCCN”, or the “Company”), hereby offers up to $2,500,000 of Company common shares (“Shares”) in this offering (the “Offering”). The Company was incorporated and formed pursuant to the laws of the State of Nevada, for the purposes of providing proprietary management consulting services, including proprietary technology solutions and business development strategies to the Electric Vehicle (“EV”) Charging Stations industry, such services are described in further detail in this Memorandum, below:

How much money will you be raising?

We will raise a maximum of $2,500,000.

To whom will you offer the Shares?

The general public will be able to purchase our Shares.

How will the invested funds be used?

The net proceeds received pursuant to the Offering will be utilized for our operations relating to the development, installation, and expansion of our anticipated EV Charging Station network, which will initially be based in the UAE, we intend, in the near future to expanded operations into North America, and anticipate evaluating additional region expansion opportunities such as EU, South Asia, and Africa. Please see the Use of Proceeds section of this Offering Circular.

What kind of dividends may I expect?

The Company has never issued dividends and there is no plan to issue dividends in the near term. However, as a holder of the Company’s common stock you will be entitled to receive any dividends that the Board of Directors declared payable to common stock holders.

Who is the Board of Directors?

The Board of Directors is composed of Ayodeji Chris Oyeniyi (Independent Director), Satish Shekar (Independent Director), and Praveenkumar Vijayakumar (Director and Sole-Officer).

What kind of control will the Board of Directors have over the Company and decision making?

The Board of Directors will have control over non-ordinary course, significant business decisions/ transactions. Pursuant NRS 78.335 of the Nevada Revised Statutes, any director may be removed as a director only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. The Board of Directors will make all decisions regarding the day-to-day operations of the Company.

Does the Company own any assets?

The Company owns intellectual property and cash used for general operating expenses.

Are the Shares offer hereunder subject to any hold period?

The Shares being offered pursuant to this Offering Circular have not been registered pursuant to the 1933 Act or under the securities laws of any state (“blue sky” laws). They are being offered pursuant to an exemption from registration under the 1933 Act in reliance upon intended compliance with the provisions of Section 4(2) of the 1933 Act and Regulation A thereunder. The Shares which we shall issue will not be restricted and can be freely traded, but only after qualification by the SEC. Accordingly, the Shares may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless the Shares are qualified or unless an exemption from registration applies. Although the Shares will not be registered in various states, we shall comply with the registration or other qualification requirements concerning the offering of securities in each state in which the Shares will be offered.

iv

v

FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward- looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties, and other factors that may cause our actual transactions, results, performance, achievements, and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

•	Our ability to implement our proposed business plan;
•	National, international, and local economic and business conditions that could affect our business;
•	Markets for our Shares;
•	Our cash flows or lack thereof;
•	Our operating performance;
•	Our financing activities;
•	Industry developments affecting our business, financial condition, and results of operations;
•	Our ability to compete effectively; and
•

Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States, and self-regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

Please read this offering circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

vi

OFFERING CIRCULAR SUMMARY

The following summary provides an overview of selected material information contained elsewhere in this Offering circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of LeapCharger Corporation, a Nevada corporation.

The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of any business. Our lack of a significant and relevant operating history makes it difficult to predict future operating results.

Business Overview

LeapCharger Corporation (the “Company”) aims to provide high-quality Electric Vehicle (“EV”) charging solutions to consumers and businesses. Our operations are based in the UAE and we intend to expand operations into other regions such as North America, European Union, South Asia and Africa in the future. Our charging stations will be strategically placed in high-traffic areas, ensuring that EV owners have easy access to our services. We will offer a user-friendly mobile app that allows customers to easily locate our charging stations, reserve charging spots, and pay for their charging sessions. We will also integrate advertising solutions in our charging stations to generate additional income. In addition to our commercial offerings, we also intend to partner with residential communities and property owners to install charging stations in their buildings. Additionally, we understand that our customers prioritize efficiency and convenience, so we will install 150kW+ charging stations at highway exits and petrol pumps, which offer a higher charging speed, allowing drivers to get back on the road quickly. One of the ways we achieve this is by offering lower charging rates than our competitors, which is planned to be offset by our generation of revenue through advertising. Our charging stations are equipped with 55-inch screens, which serve to provide our clients with a valuable marketing channel and also serve as marketing channels for our LeapCharger brand.

Historical Operations: On March 2, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”) with Leap Electric Car Charging Stations LLC, a limited liability company (“Leap”) incorporated under the laws of Dubai, pursuant to which the Company acquired various assets to be used in the electric vehicle charging industry in exchange for common stock shares and shares of Series A Preferred Stock. As a result of the Purchase Agreement closing on March 2, 2023, Mr. Praveenkumar Vijayakumar as the sole shareholder of Leap became the controlling stockholder of the Company and its CEO, President, CFO, Treasurer and Director.

Independence: We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan, more than no or nominal operations and assets, and we presently have no binding plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity, or person.

Management: Our Chief Executive Officer and Director is Praveenkumar Vijayakumar. There are two other directors of the Company as of the date of this filing. The CEO spends approx. 40 hours per week dedicated to the affairs of the Company. This is expected to continue following qualification of this offering and as Company operations commence.

Use of Proceeds: We expect to use the proceeds of this offering for general corporate development, working capital, service providers, and marketing as well as general and administrative expenses. See “Use of Proceeds” at page 32.

Our Corporate Information:

Our business headquarters are located at LeapCharger Corporation, 321 W. Winnie Lane, Suite 104, Carson City, NV 89703, Email: info@leapcharger.com, Tel: +1 917-391-0061, and www.leapcharger.com. The information on, or that can be accessed through, our website is not incorporated by reference into this Offering Circular and should not be considered to be a part of this Offering Circular.

1

SUMMARY OF THE OFFERING

Issuer	LeapCharger Corporation, a Nevada corporation.
Securities Offered	50,000,000 Common Stock Shares.
Offering Amount	We are offering a maximum of $2,500,000 of Shares (the “Maximum Amount”).
Offering Price	$0.05 per Share. The minimum amount that must be purchased by each investor is 100,000 Shares.
Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.
Number of shares outstanding before the Offering	26,933,606 shares as of the date hereof.
Number of shares outstanding after the Offering	76,933,606 Shares will be issued and outstanding after the offering of the Shares if all the Shares in this offering are sold.
Minimum number of Shares to be sold in this Offering

There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Listing

Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “LCCN” but the display of quotes has been discontinued by OTC Markets and we have been designated with the "Caveat Emptor" warning from OTC Markets. Currently there is only a limited, sporadic, and volatile market for our stock on the OTC.

There can be no assurance that the Shares sold in this Offering will continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Use of Proceeds	The Company intends to use the proceeds of this offering for general corporate development, working capital, marketing, and general and administrative purposes.
Termination of the Offering

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion (in either case, the “Termination Date”).

Closings

The Shares will be issued in one or more closings (the “Closings”). After the Initial Closing, the Offering will continue on a continuous basis, and we may have one or more  additional  Closings  until  the  earlier  of  the Termination Date or the receipt and acceptance of subscription funds equal to the Maximum Amount.

Plan of Distribution

The Offering is being conducted by our Board of Directors on a “best efforts” basis .

Our Board of Directors will not receive any direct compensation for sales of our Shares. However, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such Selling Agents, if any, cash commissions of up to 7% of the gross proceeds from the sales of Shares placed by such Selling Agents and agent warrants (“Agent Shares”). Our Board of Directors, officers, employees, and affiliates (as defined in the Securities Act) may, but have no obligation to, solicit or purchase Shares in the Offering and all such Shares so sold or purchased shall be counted toward the Maximum Amount.

We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.

How to Subscribe

To subscribe for Shares, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Shares subscribed in accordance with the instructions provided in the Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Shares, to reject subscriptions in our sole discretion.

Risk Factors

Investing in the Shares involves a high degree of risk. See “Risk Factors”. You should read the Risk Factors section of, and all the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Shares in this offering.

2

You should rely only upon the information contained in this Offering Circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this Offering Circular. The Company is offering to sell the Shares and seeking offers only in jurisdictions where offers and sales are permitted. The information contained here is accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or of any sale of the Shares.

There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In order to subscribe to purchase the Shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer, or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues, or net assets for the investors most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

Company Website, the information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

3

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering Circular is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified Offering Circular. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

DEFINITIONS

Defined terms are capitalized herein. The singular form of any term defined below shall include the plural form and the plural form shall include the singular form. Whenever they appear capitalized in this Offering Circular, the following terms (which may or may not be capitalized in this Glossary) shall have the meanings set forth below unless the context clearly requires a different interpretation:

Affiliate or Affiliated shall mean any Person controlling or controlled by or under common control with the Board of Directors or a member of the Board of Directors wherein the Board of Directors (or a member of the Board of Directors) retains greater than fifty percent (50%) control of the Affiliate if an entity.

Articles of Incorporation shall mean the Articles of Incorporation, as amended, filed with the State of Nevada pursuant to the formation of the Company, and any amendments thereto or restatements thereof.

Bylaws shall mean the bylaws of the Company, as amended, and filed as an exhibit to the Offering Circular.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

Company shall refer to LeapCharger Corporation, a Nevada corporation.

Fiscal Year shall mean the Company’s fiscal year end of November 30.

Investor shall mean a prospective Shareholder of the Company who is contemplating the purchase of Shares, prior to admission as a Shareholder.

4

Maximum Dollar Amount shall be Two Million Five Hundred Thousand Dollars ($2,500,000) and is the maximum amount of dollars that will be accepted from Shareholders pursuant to this Offering.

Minimum Dollar Amount there is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Minimum Investment Amount shall mean the minimum investment required of an individual Investor (other than the Board of Directors or its members,) for admission to the Offering. For purposes of this Offering, the Minimum Investment Amount per investor is Five Thousand Dollars ($5,000.00).

Non-U.S. Person shall mean a Person who is not a U.S. Citizen, not a legal U.S. Resident, or not living in the United States.

Offering shall mean the offer for sale of Shares in the Company in exchange for the Offering Price, pursuant to this Offering Circular.

Offering Expenses shall mean legal, accounting, and other expenses incurred in connection with the Offering

Offering Period shall mean the amount of time, or any extension or reinstatement thereof, specified by the Board of Directors during which a Person may invest in Shares in the Company and thereby become a Shareholder. The Board of Directors retains the right to terminate the Offering Period at any time.

Offering Price shall mean $0.05 per Share.

Person means an individual, Company, limited Company, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

5

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our Shares. This offering and any investment in our Shares involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our Shares. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our Shares may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our Shares.

Financial Projections. Any financial projections are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and potential investors are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company.  Market conditions and capital costs are very volatile and may cause the Company to seek additional capital or alternative forms of capital. In turn, this could result in a dilution of an Investor’s ownership interest in the Company.

Arbitrary Offering Price. The Offering Price of $0.05 per Share has been arbitrarily set by the Company and is not based upon earnings, operating history, assets, book value, or any other recognized criteria of value. No independent opinion has been obtained in the determination of the Offering Price.

RISKS RELATED TO OUR BUSINESS:

Our Company is in the Development Stage, is not generating revenue, and has a limited operating history.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company is not currently generating revenues and does not expect to generate revenue until it enters into the commercial phases of marketing its products and services as contemplated herein. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Our business is difficult to evaluate because we have limited operating history.

Potential Investors should be aware of the difficulties generally encountered by an enterprise with limited operating history. These difficulties include, but are not limited to, marketing, competition and unanticipated costs and expenses. Because of our lack of operating history, limited revenues or earnings and limited assets, there is a risk that we will be unable to operate. The cost of operating our business is high because of the costly nature of the operations, facilities, and other infrastructure and supplies. Although we intend to expand operations and grow, our capital is limited and for the near future, it is likely that we will sustain operating expenses without corresponding revenues. There can be no guarantee that we will be able to successfully develop our operations and services.

We may be unable to obtain market acceptance to expand our operations.

We shall require significant expenditures, management resources and time to develop our operations and services. There can be no assurance that we shall be successful in gaining market acceptance of our strategies and services.

We may experience significant fluctuations in our operating results.

Our revenues and operating results may fluctuate due to a combination of factors. In order to remain competitive within the industry we must maintain and keep up to date with new advances in EV operations. Consequently, it is highly uncertain what our operating results will be in the near future. Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis.

Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions could seriously harm our revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital.

Our operations could be subject to unpredictable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, hostilities and social unrest, medical epidemics, or pandemics such as the COVID-19 outbreak, changes in government policies, and other natural or manmade disasters or business interruptions, for which we are predominantly self-insured. We do not carry insurance for all categories of risk that our business may encounter. The occurrence of any of these business disruptions could seriously harm our operations and financial condition, delay our development and marketing efforts, and increase our costs and expenses. These types of unpredictable events can adversely affect consumer spending and confidence levels and product supply availability and costs, as well as the local operations in impacted markets, all of which can affect our results and prospects.

6

RISKS RELATED TO OUR BOARD OF DIRECTORS

Our success depends upon the Board of Directors, the loss of whom could disrupt our business operations.

We depend upon the services of Ayodeji Chris Oyeniyi, Satish Shekar, and Praveenkumar Vijayakumar. The loss of services of any of them could disrupt our operations.

Our Board of Directors will have substantial influence over our operations and control substantially all of our business matters.

The Board of Directors includes Ayodeji Chris Oyeniyi, Satish Shekar, and Praveenkumar Vijayakumar. They are responsible for conducting and managing our day-to-day operations. We rely completely upon the judgment of these three people in making business decisions on matters which require the judgment of the Board of Directors. Shareholders will not have any rights as lenders or creditors of the Company and only limited rights as Shareholders of the Company. The Board of Directors is vested with complete and exclusive authority to control and manage the Company, including authority to lend money; to borrow and repay loans on behalf of the Company; enter joint ventures and collaborative relationships; establish cash reserves; make cash distributions to Shareholders; and other functions, all without consulting with or obtaining the approval of any Shareholder.

Our Chief Executive Officer and Chairman of the Board of Directors control approximately 97.8% of the Company giving them significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

Mr. Vijayakumar, our President, Chief Executive Officer, and a Chairman of our Board of Directors, prior to the completion of this Offering, holds approximately 97.8% of our voting stock, assuming 100% of the shares offered herby are sold, Mr. Vijayakumar will hold approximately 93.9% of our voting stock. Accordingly, he is able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. He may also be able to determine their compensation. Mr. Vijayakumar also has significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers and acquisitions, consolidations, and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to his stock ownership, he is key to our operations and will have significant influence regarding our daily operation decisions. This concentration of ownership and influence over our decision-making may also discourage, delay, or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might reduce the price of our common stock.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants, and advisors in the following areas: operations, sales and marketing and finance. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing research and development, marketing, and operations services, could have a material adverse effect upon our business, results of operations and financial condition.

Our Board of Directors will have discretion with respect to certain items in the Use of Proceeds from this Offering.

Our Board of Directors intends to use the proceeds substantially as stated in the “Use of Proceeds” section of this Offering Circular. Notwithstanding the foregoing, our management has the right, in its sole and absolute discretion, to vary the use of the proceeds. There can be no assurance that our Board of Directors’ use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants, and personal investment advisors prior to making any decision to invest in the Company. As is the case with any business, particularly one with limited operations, it should be expected that certain expenses unforeseeable to our management at this juncture will arise in the future.

Duties of the Board of Directors to the Shareholders; Indemnification

The duties the Board of Directors owes to the Company and the other Shareholders include the duty of care, the duty of disclosure, and the duty of loyalty, and the fiduciary duties of a partner to a Company and its other partners, as set forth in the Bylaws. This is a rapidly developing and changing area of the law and the Shareholders who have questions concerning the duties of the Board of Directors should consult with their legal counsel.

7

A Shareholder has a right to expect that the Board of Directors will do the following:

•	Use its best efforts when acting on the Shareholder’s behalf,
•	Not act in any manner adverse or contrary to the Shareholder’s interests,
•	Not act on its own behalf in relation to its own interests, and
•	Exercise all of the skill, care, and due diligence at its disposal.

In addition, the Board of Directors is required to make truthful and complete disclosures so that the Shareholders can make informed decisions. The Board of Directors is forbidden to obtain an advantage at the expense of any of the Shareholders, without prior disclosure to the Company and the Shareholders. This indemnification will provide the Shareholders with a more limited right of action against the Board of Directors than they would have if the indemnification were not in the Agreement. This provision does not include indemnification for liabilities arising under the Securities Act of 1933, as, in the opinion of the Securities and Exchange Commission (“SEC”), such indemnification is contrary to public policy.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Litigation

In the ordinary course of its business, the Company may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Company and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Board of Directors' time and attention, and such time and resources devoted to such litigation may, at times, be disproportionate to the amounts at stake in such litigation.

RISKS RELATED TO OUR SHARES

The Shares being offered pursuant to this Offering Circular are not registered with the Securities and Exchange Commission.

The Shares being offered pursuant to this Offering Circular have not been registered pursuant to the 1933 Act or under the securities laws of any state (“blue sky” laws). They are offered pursuant to an exemption from registration under the 1933 Act in reliance upon intended compliance with the provisions of Section 4(2) of the 1933 Act and Regulation A thereunder. The Shares which we shall issue will not be restricted and can be freely traded, but only after qualification by the S.E.C. Accordingly, the Shares may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless the Shares are qualified or unless an exemption from registration applies. Although the Shares will not be registered in various states, we shall comply with the registration or other qualification requirements concerning the offering of securities in each state in which the Shares will be offered. In addition to restrictions under federal laws, the Shares purchased in one state cannot be sold, transferred, pledged, or hypothecated in another state unless an exemption under state securities law applies.

We are not presently a reporting company under either Section 13(a) or 15(d) of the 1934 Act and therefore, we do not presently file any reports with the SEC. We can give no assurance that we will ever become a reporting company. In addition, there can be no assurance that the Shares will be able to be resold either at or near their original offering price. Investors should understand that the Shares are not liquid and may have little or no value if an Investor desires to liquidate his or her investment in the Shares. Accordingly, the Shares should not be purchased by anyone who requires liquidity or who cannot afford a complete loss of his investment.

The Subscription Price of the Shares pursuant to this Offering has been arbitrarily determined.

We have arbitrarily determined the Subscription Price of the Shares and such Subscription Price should not be construed as indicative of the value of the Shares. We can give no assurance that any of the Shares, if transferable, could be sold for the Subscription Price or for any other amount.

We have never paid dividends on our Shares.

We have never paid any dividends on our Shares and there can be no assurance that we will ever have sufficient earnings to pay any dividends with respect to our Shares. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to our Shares. The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends.

8

We may issue more Shares in future offerings, which will result in substantial dilution to our Shareholders.

Our Articles of Incorporation, as amended, authorize the issuance of a maximum of 825,000,000 Common Shares of the Company. Any additional offerings of Common Shares effected by us may result in substantial dilution in the percentage of our Company Shares held by our then existing stockholders. Moreover, the Company Shares issued in any such offering may be valued upon an arbitrary or non-arm’s-length basis by our Board of Directors, resulting in an additional reduction in the percentage of Company Shares held by our then existing shareholders. To the extent that additional Shares of the Company are issued, dilution of the interests of our stockholders will occur and the rights of the holders of Company Shares might be materially adversely affected.

Factual Data

The information which we have set forth in this Offering Circular was obtained from our Board of Directors, who will benefit substantially from the transactions contemplated herein. Such information necessarily incorporates significant assumptions as well as factual matters. There can be no assurance that such information is complete or accurate.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our growth and success are highly correlated with and thus dependent upon the continuing rapid adoption of and demand for EVs and automotive original equipment manufacturers (“OEMs”) ability to supply such EVs to the market.

Our growth is highly dependent upon the adoption of EVs both by businesses and consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, increasing consumer choice as it relates to available EV models, their pricing and performance, evolving government regulation and industry standards, changing consumer preferences and behaviors, intensifying levels of concern related to environmental issues and governmental initiatives related to climate change and the environment generally. Our revenues are driven in large part by EV drivers’ driving and charging behavior. Potential shifts in behavior may include but are not limited to changes in annual vehicle miles traveled, preferences for urban vs. suburban vs. rural and public vs. private, and level of charging, demand from rideshare or urban delivery fleets and the emergence of autonomous vehicles and/or new forms of mobility. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. Public fast charging may not develop as expected and may fail to attract projected market share of total EV charging. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, our growth would be reduced and our business, prospects, financial conditions, and operating results would be harmed. Additionally, our ability to capture the growth in the EV market, grow our customer base and achieve and sustain profitability will depend, to a significant extent, on our ability to effectively expand our sales and marketing operations and activities. The market for EVs could be affected by numerous factors, such as:

•	perceptions about EV features, quality, driver experience, safety, performance and cost;
•	perceptions about the limited range over which EVs may be driven on a single battery charge and about availability and access to sufficient public EV charging stations;
•	competition, including from other types of alternative fuel vehicles (such as hydrogen fuel cell vehicles), plug-in hybrid EVs and high fuel-economy ICE vehicles;
•	increases in fuel efficiency in legacy ICE and hybrid vehicles;
•	volatility in the price of gasoline and diesel at the pump;
•

EV supply chain shortages and disruptions, including as a result of the COVID-19 pandemic, which include but are not limited to availability of certain components (e.g., semiconductors and critical raw materials necessary for the production of EVs and EV batteries), the ability of EV OEMs to ramp-up EV production and technological and logistical challenges (such as component shortages, exacerbated port congestion and intermittent supplier shutdowns and delays and product recalls due to quality control issues), which have resulted in additional costs and production delays and availability of batteries and battery materials;

•	concerns regarding the reliability and stability of the electrical grid;
•	the change in an EV battery’s ability to hold a charge over time;
•	availability of maintenance, repair services and spare parts for EVs;
•	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally;
•	relaxation of government mandates or quotas regarding the sale of EVs;
•	the number, price and variety of EV models available for purchase; and
•	concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers and any significant decline in demand from these customers could reduce demand for EV charging and our products and services in particular.

9

While many global OEMs and several new market entrants have announced plans for new EV models, the lineup of EV models with increasing fast charging needs expected to come to market over the next several years may not materialize in that timeframe or may fail to attract sufficient customer demand. Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulations and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect our business, financial condition and operating results.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Estimates of future EV adoption globally, the total addressable market, serviceable addressable market for our products and services and the EV market in general are included in this Offering Circular. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Such uncertainty is enhanced by the prevailing geopolitical and macroeconomic environment, including continued uncertainty about the scope, duration, severity, trajectory and lasting impact of the COVID-19 pandemic. Our internal estimates relating to the size and expected growth of the target market, market demand, EV adoption across individual market verticals and use cases, capacity of automotive and battery OEMs and ability of charging infrastructure to address this demand and related pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity for public and commercial fast charging and future fast charging throughput or our market share capture are difficult to predict. The estimated addressable market may not materialize in the timeframe of our internal projections, if ever and even if the markets meet the size estimates and growth estimates presented, our business could fail to develop or grow at similar rates.

We will face competition from a number of companies, and we expect to face significant competition in the future as the market for EV charging develops.

The EV charging market is relatively new and competition is still developing. We may compete with smaller providers of EV charging station networks for installations. Large early-stage markets, such as Europe, require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams, and processes. In addition, there are other means for charging EVs, which could affect the level of demand for onsite charging capabilities at businesses. For example, Tesla Inc. (“Tesla”) continues to build out its supercharger network across the United States for its vehicles, which could reduce overall demand for EV charging at other sites. Also, third party contractors can provide basic electric charging capabilities to potential customers seeking to have on premise EV charging capability as well as for home charging. In addition, many EV charging manufacturers are offering home charging equipment, which could reduce demand for on premise charging capabilities of potential customers and reduce the demand for onsite charging capabilities if EV owners find charging at home to be sufficient.

Current or potential competitors may be acquired by third parties with greater available resources.

Our current or potential competitors may be acquired by third parties with greater available resources, as a result, competitors may be able to respond more quickly and effectively than us to new or changing opportunities, technologies, standards, or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies, or services to increase the availability of their solutions in the marketplace. This competition may also materialize in the form of costly intellectual property disputes or litigation.

New competitors or alliances may emerge.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put our Company at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of our current or future target markets, which could create price pressure. In light of these factors, even if our offerings are more effective and higher quality than those of its competitors, current or potential customers may accept competitive solutions. If we fail to adapt to changing market conditions or continue to compete successfully with current charging providers or new competitors, its growth will be limited which would adversely affect its business and results of operations.

Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our charging solutions.

Our ability to grow its customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on its ability to effectively expand its sales and marketing operations and activities. Sales and marketing expenses represent a significant percentage of its total revenue, and its operating results will suffer if sales and marketing expenditures do not contribute significantly to increasing revenue. Our business will be harmed if continuing investment in its sales and marketing capabilities does not generate a significant increase in revenue.

10

We will rely on a limited number of suppliers and manufacturers for our charging stations, a loss of any of these partners could negatively affect its business.

We will rely on a limited number of suppliers to manufacture our EV charging stations, including in some cases only a single supplier for some products and components. This reliance on a limited number of manufacturers increases the  risks, since we do not currently have proven reliable alternatives or replacement manufacturers beyond these key parties. In the event of interruption, including or resulting in a sudden failure by a supplier to meet its obligation, we may not be able to increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Thus, our business could be adversely affected if one or more of its suppliers is impacted by any interruption at a particular location. Additionally, identifying suitable suppliers and manufacturers could be an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant suppliers or manufacturers could have an adverse effect on our business, financial condition, and operating results. In addition, our suppliers may face supply chain risks and constraints of their own, which may impact the availability and pricing of its products.

Our business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future.

We do not anticipate being the installer of EV charging stations at our selected sites, these installations are typically performed by our partners or electrical contractors with knowledge of the site. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection, and related matters, and typically requires various local and other governmental approvals and permits that may vary by jurisdiction. In addition, building codes, accessibility requirements or regulations may hinder EV charger installation because they end up costing the developer or installer more in order to meet the code requirements. Meaningful delays or cost overruns may impact recognition of revenue in certain cases and/or impact customer relationships, either of which could impact our business and profitability.

Our international operations subject us to additional risks that may harm our operating results.

We expect to continue to add personnel in additional countries. Our international operations make us subject to various international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international operations subject us to a variety of additional risks, including:

•	the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal, and other compliance costs associated with multiple international locations;
•	difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;
•	tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our operations in certain foreign markets;
•	the effects of any political instability on the general willingness of our current and prospective partners to make capital commitments;
•	unfavorable changes in tax treaties or laws; and
•	increased exposure to foreign currency exchange rate risk.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales, and harm our business, operating results, and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors, and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our operators and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled use of our future EV Charging Stations and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such operators or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to discount our prices more aggressively in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

11

If we fail to manage future growth effectively, our business will be harmed.

We intend to expand our operations, both organically and through acquisitions of complementary businesses, and operations and anticipate that further expansion will be required. This growth is expected to continue to place significant demands on our management, infrastructure, and other resources. To manage our growth, we need to hire, integrate, and retain highly skilled and motivated employees. We will also need to continue to improve our financial and management controls, reporting systems, and procedures.

Changes in financial accounting standards may cause adverse unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could adversely affect our reported financial results or the way we conduct our business.

If we fail to successfully manage our exposure to the volatility and economic uncertainty in the global financial marketplace, our operating results could be adversely impacted.

We are exposed to financial risk associated with the global financial markets, including volatility in interest rates and uncertainty in the credit markets. Additionally, instability and uncertainty in the financial markets, as has been recently experienced, could result in the incurrence of significant realized or impairment losses associated with certain of our operations, which would reduce our net income.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences, and privileges senior to those of holders of our Shares. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

RISK FACTORS INVOLVING THIS OFFERING

Authority of the Board of Directors

Shareholders will not have any rights as lenders or creditors of the Company and only limited rights as Shareholders of the Company. The Board of Directors is vested with complete and exclusive authority to control and manage the Company, including authority to lend money; to borrow and repay loans on behalf of the Company; enter into joint ventures and collaborative relationships; establish cash reserves; make cash distributions to Shareholders; and other functions, all without consulting with or obtaining the approval of any Shareholder.

Nevada Law and Our Articles of Incorporation May Protect our Directors From Certain Types of Lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment, or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors’ delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

12

Securities Act Considerations

Pursuant to recent amendments to Rule 506 of Regulation D, if certain “covered persons” (which includes the issuer, any affiliated issuers, certain officers of the issuer, any beneficial owners of 20% or more of the Company's outstanding voting equity securities (calculated on the basis of total voting power rather than on the basis of ownership of any single class of securities), the investment manager, any compensated solicitors and certain other persons) become subject to a “disqualifying event” (as described in Rule 506(d)(1) of Regulation D), the Company may be subject to certain adverse consequences.

Compliance with Anti-Money Laundering Rules and Regulations

As part of the Board of Directors’ responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Board of Directors may request prospective and existing Shareholders to provide documentation verifying, among other things, such Shareholder's identity and the source of funds used to purchase such Shareholder's Interest in the Company. The Board of Directors may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which a Shareholder holds an Interest in the Company. The Board of Directors may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Shareholders that the information has been provided.

The Board of Directors will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives, or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Board of Directors may be required to take; however, these steps may include prohibiting a Shareholder from making further contributions to the Company, depositing distributions to which a Shareholder would otherwise be entitled into an escrow account or causing the mandatory withdrawal of a Shareholder's Interest in the Company.

FCPA Considerations

The Board of Directors and the Company intend to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Board of Directors’ efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller, or other counterparty with which the Board of Directors transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Board of Directors, the Investment Manager or the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

RISKS RELATED TO THE MARKET FOR OUR SHARES

We have had a "Caveat Emptor" designation for our common stock on the OTC Markets Website for some time now, and this designation creates a significant impediment to any investor or shareholder who may try to buy, sell and trade our stock.

OTC Markets has designated our stock as "Caveat Emptor" (i.e. buyer beware) which means that few if any stockbrokers will handle buy or sell orders or allow the trading of the stock, by investors or shareholders due to the designation. The Company is unable to determine when or if the designation will be removed by OTC Markets.  What this means is that if one owns the stock, while the "Caveat Emptor" designation remains, it may be almost impossible to sell the shares, resulting in no liquidity, and it may be impossible for buyers to buy, as the brokerage firms will not execute orders for penny stocks with "Caveat Emptor" designations.  Our stock will essentially have no liquidity while the caveat emptor designation exists.

13

There has been only a limited public market for our Shares and an active trading market for our Shares may not develop following this offering.

There has not been any broad public market for our Shares, and an active trading market may not develop or be sustained. The Company’s common stock is listed on the OTC Markets under the ticker “LCCN” but the display of quotes has been discontinued by OTC Markets. Currently there is only a limited, sporadic, and volatile market for our stock on the OTC. Shares of our common stock may not be able to be resold at or above the initial public Offering Price. The initial public Offering Price of our Shares has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our Shares may trade below the initial public Offering Price following the completion of this offering. The market value of our Shares could be substantially affected by general market conditions, including the extent to which a secondary market develops for our Shares following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the EV industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock market conditions.

The market price and trading volume of our Shares may be volatile following this offering.

The trading price of our Shares may be volatile. The Company’s common stock is listed on the OTC Markets under the ticker “LCCN” but the display of quotes has been discontinued by OTC Markets. Currently there is only a limited, sporadic, and volatile market for our stock on the OTC. In addition, the trading volume in our Shares may fluctuate and cause significant price variations to occur. If the trading price of our Shares declines significantly, you may be unable to resell your Shares at or above the public Offering Price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Shares include:

•	actual or anticipated variations in our quarterly operating results or dividends;
•	changes in our funds from operations or income estimates;
•	publication of research reports about us or the EV industry;
•	changes in market valuations of similar companies;
•	adverse market reaction to any additional debt we incur in the future;
•	additions or departures of key management personnel;
•	actions by institutional stockholders;
•	speculation in the press or investment community;
•	the realization of any of the other risk factors presented in this offering circular;
•	the extent of investor interest in our securities;
•	investor confidence in the stock markets, generally;
•	changes in tax laws;
•	future equity issuances;
•	failure to meet income estimates; and
•	general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their Shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our Shares.

Our Shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our Shares and investors may find it difficult to sell their Shares. The SEC has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the operator with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the operator’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the operator orally or in writing prior to effecting the transaction and must be given to the operator in writing before or with the operator’s confirmation.

14

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects, and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•	potential governmental regulations relating to or that may impact our industry segments;
•	increased costs or exposure to liability as a result of changes in laws or regulations applicable to the EV industry;
•	general volatility of the capital and credit markets and the market price of our Shares;
•	exposure to litigation or other claims;
•	loss of key personnel;
•	the risk that we may experience future net losses;
•	risks associated with breaches of our security;
•	failure to obtain necessary outside financing on favorable terms, or at all;
•	risks associated with future sales of our Shares by existing shareholders or the perception that they intend to sell substantially all of the Shares of our Company that they hold;
•	risks associated with the market for our Shares; or
•	any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Board of Directors’ Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties, and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward- looking statements contained in this Registration Statement will in fact occur.

15

Accordingly, prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward- looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best-efforts basis. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. The Offering Price per share is $0.05 per share. We expect to use the funds of this offering for operations, working capital, general and administrative expenses, business development and marketing.

No proceeds will be used to compensate or make payments to any officers or directors, except for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Compensation of Directors and Executive Officers.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

We estimate that, at a per share price of $0.05, the net proceeds from the sale of the 50,000,000 shares in this Offering will be approximately $2,270,000, after deducting the estimated offering expenses of approximately $225,000.

We intend utilize the net proceeds from this offering to continue to refine, develop, and implement our plan of operation, and if appropriate and viable to identify and acquire potential business opportunities. Some funds will be used for operating expenses and other expenses.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount:

Use	Amount	Percentage
Acquisition Costs	$500,000	20.00%
Development Costs	$800,000	32.00%
Working Capital	$750,000	30.00%
Salaries/ Consulting Fees	$225,000	9.00%
Offering Expenses	$225,000	9.00%
TOTAL	$2,500,000	100%

(1)

“Acquisition Costs” are costs related to the selection and acquisition of opportunities, including financing, and closing costs. These expenses include but are not limited to travel and communications expenses, legal and accounting fees, and miscellaneous expenses. The presentation in the table is based on the assumption that we will always finance the acquisition of opportunities whenever posable.

(2)	“Offering Expenses” include projected costs for Legal and Accounting, Publishing/Edgar, and Transfer Agents Fees, and estimated 7% commissions, if applicable..
(3)

 “Proportional Reduction Based on Amount Raised” - We anticipate that should less than the Maximum Offering Amount be raised hereunder the expenditures will be reduced proportionately, but the representative spending percentage would remain approximately the same. For example, if we were only able to raise 50% of the aggregate offering, the percentage of spending would remain the same, but the Amount set forth above would be reduced by 50%, etc.

16

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan. We cannot assure that our assumptions, expected costs and expenses, and estimates will prove to be accurate or that unforeseen events, problems, or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 12.

Although our business does not presently generate any cash, we believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations at least through the end of 2025. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during and/or after such period, we may be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue- generating activities. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products, and/or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the Offering Price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the Offering Price for the Shares or the fairness of the Offering Price used for the Shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the Offering Price.

DESCRIPTION OF THE COMPANY

EXECUTIVE SUMMARY

LeapCharger is a startup that aims to provide high-quality electric vehicle (EV) charging solutions to consumers and businesses. Our mission is to make EV charging accessible, convenient, and sustainable for everyone. Our EV Charging Station network, will initially be based in the UAE while we explore opportunities in other regions. By using state-of-the-art technology and innovative business models, we aim to revolutionize the charging experience of EV users. With the EV market growing rapidly, the demand for charging infrastructure is increasing exponentially. We are committed to providing fast and reliable charging solutions at affordable prices to meet this demand. Our charging stations will be strategically placed in high-traffic areas, such as shopping centers, office parks, and public parking lots, ensuring that EV owners have easy access to our services. Our charging experience is designed to be enjoyable and effective, utilizing innovative solutions.

17

We are setting ourselves apart from our competitors by offering a user-friendly mobile app that allows customers to easily locate our charging stations, reserve charging spots, and pay for their charging sessions. Our charging stations are equipped with cutting-edge technology, including smart charging features that optimize charging speed and power usage, providing a hassle-free experience for our customers. We have also integrated advertising solutions in our charging stations to generate additional income, and to showcase our partners to our customers.

At LeapCharger, our goal is to provide high-quality, affordable charging solutions that meet the needs of electric vehicle owners. Our charging stations are designed with the latest technology and are strategically located in high- traffic areas to provide a seamless charging experience. Our user-friendly mobile app and smart charging features make it easy for customers to use our service, while our advertising solutions allow us to generate additional income. We are committed to being a leader in the EV charging market and providing the best possible service for our customers.

In addition to our commercial offerings, we will also partner with residential communities and property owners to install charging stations in their buildings. This will allow EV owners to charge their vehicles at home or work, reducing the need for public charging stations.

Our team consists of experienced professionals with a proven track record in the startup world. We believe that what sets us apart from other players in the market is our ability to quickly scale and attract customers. We have designed a business model that is pro-investment, which means that we have multiple stakeholders in our network. This diversifies the capital-intensive nature of our business and allows us to expand rapidly while maintaining financial stability.

Overall, LeapCharger is poised to become a leader in the EV charging industry in the UAE, providing a valuable service that is critical to the adoption of electric vehicles and potential expansion opportunities in other regions if we are successful.

Our Mission

Our mission is to accelerate the transition to sustainable transportation by providing electric vehicle drivers with a seamless and reliable charging experience. We are committed to designing and operating a network of charging stations that are accessible, user-friendly, and eventually powered by renewable energy sources. We aim to exceed customer expectations by delivering exceptional service, value, and convenience at every location. As a responsible and environmentally conscious business, we prioritize minimizing our carbon footprint and promoting sustainable mobility practices. We strive to be a trusted and respected partner for EV manufacturers, fleet operators, and other stakeholders in the transportation ecosystem.

Our Vision

Our vision is to create a seamless and accessible charging experience for electric vehicle drivers everywhere, enabling them to travel with confidence and ease. We are committed to building a network of reliable, fast, and convenient charging stations that are eventually powered by clean, renewable energy sources. Our goal is to transform the transportation industry by promoting sustainable mobility and reducing our collective carbon footprint. We strive to be a leader in the EV charging industry, inspiring innovation, and collaboration among stakeholders to achieve a greener and more equitable future for all.

18

Business Model

Our target customers are electric vehicle drivers, who often frequent locations such as offices, supermarkets, malls, and homes. Workplace charging has emerged as a popular method of recharging electric vehicles. To maximize our reach and availability, we have planned to install our charging stations in parking lots that have a medium to high volume of visitors throughout the week. This strategic placement increases the likelihood of electric vehicle owners using our charging services. Additionally, we understand that our customers prioritize efficiency and convenience, so we are installing 150kW+ charging stations at highway exits and petrol pumps. These stations offer a higher charging speed, allowing drivers to get back on the road quickly, whether it's for daily driving or road trips.

We are committed to delivering unbeatable value to our customers. One of the ways we achieve this is by offering lower charging rates than our competitors, through the use of advertising revenue generated through our charging stations that will be equipped with 55-inch screens, which serve a dual purpose. On the one hand, they provide our clients with a valuable marketing channel, allowing them to promote their products and services to our users. On the other hand, they also serve as marketing channels for the LeapCharger brand, helping us to build our reputation and increase our visibility in the market. With the ability to display an unlimited number of ads, our screens allow us to maximize exposure for our products and apps. By strategically placing our charging stations in high-traffic areas, we can ensure that our screens receive a significant number of views, making our advertising model highly effective. With LeapCharger, customers can enjoy affordable charging rates without sacrificing quality or convenience, making us the smart choice for electric vehicle owners.

PRODUCTS & SERVICES

Mobile app: Users will be accessing the charging solution through an intuitive mobile app, which is currently available through Apple and Google app stores.

Charging stations: A Mix of Level 2 and Level 3 will be installed in public and private locations. Level 2 chargers (up to 40KV) will be installed in residential and commercial premises, malls, etc. where users tend to have their EVs parked for more than an hour. Level 3 chargers (100KV and above) will be installed in public locations and high demand locations where fast charging time is expected.

Advertisement screens: LeapCharger stations will be equipped with 55-inch LCD screens, which will be used for advertising purposes:

•	Charging Stations with Advertising Screens will be installed in high traffic locations such as:

o	Supermarkets
o	Offices
o	Malls
o	Public Parking
o	Valets
o	Highway Exits
o	Petrol pumps

Sourcing

After extensive research and deliberation, we have shortlisted several vendors in Asia as the initial suppliers for products necessary to operate our business. In making this determination we found the price, quality and the capabilities of these vendors were superior to many other manufacturers. These manufacturers have a proven track record of successful EV stations installations worldwide such as USA, EU and Asian markets. Long term relationships will be carved with the manufacturers to get the best available price and services.

Market and Industry Overview

The global electric vehicle charging station market has experienced a surge in growth in recent years. This growth can be attributed to the rising demand for efficient and secure charging infrastructure for electric vehicles. This growth can be attributed to the increasing investments from both public and private sectors in the electric vehicle charging station market.

19

Target Market

Our target customers are electric vehicle drivers. We intend to focus our operations launching first in the UAE and then in other regions which have opportunities for expansion. Our target market can be broken down into these 5 segments:

1.

Residential EV owners: This segment includes individuals who own an electric vehicle and primarily charge their vehicle at home. However, they may require additional charging when they are traveling longer distances.

2.

Commercial EV owners: This segment includes businesses that operate electric vehicles, such as taxis, delivery trucks, or fleets. These businesses require access to reliable and convenient charging stations to ensure their vehicles are always ready for use.

3.

Public EV owners: This segment includes individuals who do not have access to private charging stations, such as those who live in apartments or condominiums. These individuals rely on public charging stations to charge their vehicles.

4.	Tourists: This segment includes visitors to a city or area who are driving an electric vehicle and require a charging station to continue their journey.
5.

Government: This segment includes federal, state, and local governments who are interested in promoting the use of electric vehicles and may provide incentives to businesses that install charging stations.

Competition

Below are the Company’s biggest competitors locally and globally.

•

ChargePoint: ChargePoint is a well-established EV charging station company that provides various types of charging stations, including level 2 and DC fast charging stations, as well as a mobile app for customers to find and reserve charging stations. They also offer software solutions for businesses and fleet managers to manage their charging stations.

•

EVgo: EVgo is another popular EV charging company that offers fast charging stations and has a network of over 800 locations across the United States. They also offer a mobile app for customers to locate and reserve charging stations and provide charging plans for commercial and fleet customers.

•

Tesla Superchargers: Tesla Superchargers are fast-charging stations specifically designed for Tesla electric vehicles. They are typically located along major highways and in urban areas and are only available to Tesla vehicle owners. The charging stations can add up to 200 miles of range in 15 minutes.

•

Electrify America: Electrify America is a subsidiary of Volkswagen Group and operates a network of DC fast charging stations across the United States. They offer various charging plans for individuals and businesses and have partnerships with various automakers to provide charging options for their customers.

•

Greenlots: Greenlots is a charging solutions provider that offers software solutions for businesses and utilities to manage their EV charging stations. They also provide various types of charging stations, including level 2 and DC fast charging stations, and have partnerships with various automakers to provide charging solutions for their customers.

20

Marketing Strategy

1.

Branding and Messaging: Our brand will communicate the reliability, efficiency, and convenience of the EV charging station business. The messaging will focus on the benefits of EVs, such as reduced emissions and lower fuel costs. The branding will be consistent across all marketing channels.

2.

Online Presence: We will be having an intuitive website that provides information about the EV charging station business, including locations, pricing, and hours of operation. Search engine optimization (SEO) tactics will be used to improve the website's visibility in search engine results. Social media platforms like Facebook, X (fka Twitter), and Instagram will be used to promote the business and engage with potential customers. Email marketing campaigns will be used to reach out to customers with special offers and updates.

3.

Partnerships: We will be building strong partnerships with EV manufacturers, car dealerships, and other businesses that are promoting the purchase of EVs. Offer incentives for customers who purchase or lease EVs, such as free charging for a certain period and subscription models. Will be promoting these partnerships on the website and through social media channels.

4.

Event Marketing: We will participate in EV-related events and conferences to showcase the business and connect with potential customers. Will be offering free charging for attendees and will distribute marketing materials. Will use these events to promote partnerships with EV manufacturers and car dealerships.

5.

Local Advertising: Advertisement of the EV charging station business will be carried out in local media outlets, such as newspapers and radio stations. Outdoor advertising, such as billboards will be used to reach drivers on the road. Will be partnering with local businesses to promote the EV charging stations, such as offering free charging to customers who make a purchase.

6.

Customer Referral Program: A peer-to-peer based customer referral program that rewards customers for referring friends and family to the EV charging station business will be developed. Discounts on charging or other incentive methods will be used to encourage referrals. Promote this program through email campaigns and social media.

Operations Strategy

1.

Location Selection: We will choose locations for the EV charging stations that are easily accessible and visible to EV drivers. High-traffic areas, such as shopping centers, parking garages, and highway rest stops will be chosen along with residential parking lots.

2.

Pricing Strategy: A pricing strategy will be developed that is competitive and based on the cost of electricity and other operating expenses. We will be offering different pricing options, such as pay-per-use, subscription- based, or membership-based. Website and social media channels will be used to promote the pricing options and any special deals or promotions.

3.

Maintenance and Repair: Develop a maintenance and repair plan to ensure that the charging stations are always in working order. Offer customer service and support to address any issues or concerns. Use the website and social media channels to promote the maintenance and repair services and any special guarantees or warranties.

Properties & Equipment

Currently, our office is situated in a shared space that meets our present requirements. As of now, we neither own nor lease any real estate. As we progress with our operational plans, we will keep our shareholders and other stakeholders informed about all corporate developments. Additionally, the Company’s assets currently comprise Intellectual Property, know-how, and previously developed relationships, which we believe will support our operational plans moving forward.

Corporate History

We were incorporated on September 2, 2009, under the laws of the State of Nevada under the name GreenPlex Services, Inc. The Company operated for several years until it ceased all operations and went dormant. Thereafter, in 2019 the District Court in Clark County, Nevada appointed a Custodian to, among other things, reinstate the Company in the State of Nevada, file amended Articles of Incorporation, and to hold a special meeting to elect and appoint a new Board of Directors. The newly appointed board appointed Mr. Richard Di’Biase as the sole-officer and director of the Corporation by the Custodian.

On June 16, 2020, Mr. Richard Di’Biase resigned as sole-officer and director, and, effective that same date, Mr. Joseph Passalaqua was appointed as the secretary and sole-director of the Corporation.

On July 7, 2020, the Corporation received Notice of Resignation of Joseph Passalaqua as secretary and sole-director, and by way of outgoing Board Resolution dated July 8, 2020. During this time the Company was actively seeking acquisition partners or a strategic transaction that would benefit the Company and its shareholders.

21

To this end, on March 2, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), between the Company and Leap Electric Car Charging Stations LLC, a limited liability company incorporated under the laws of Dubai, (Company #1152496), (“LEAP”) and Praveenkumar Vijayakumar, an individual (“Mr. Vijayakumar”) and the sole-officer, director, and shareholder of LEAP (collectively, LEAP and Mr. Vijayakumar are hereinafter referred to as the “Seller”) pursuant to which the Company acquired various assets from the Seller used in electric vehicle charging industry. Specifically, Seller’s has developed electric vehicle charging stations designed with the latest technology which will be strategically located in high-traffic areas to provide a seamless charging experience. Seller’s user-friendly mobile app and smart charging features make it easy for customers to use Seller’s service. Collectively, all intellectual property, proprietary and non-proprietary technology, know-how, and all other assets of the Seller that maybe, directly, or indirectly, applied to the electric vehicle charging industry, are referred to hereinafter as the “Acquired Assets”. In exchange for the Acquired Assets, the Company issued 250,000,000 restricted shares of the Company’s common stock (the “Common Shares”); and (ii) 2 million shares of the Company’s Series A Preferred Stock (the “Preferred Shares”), collectively, at closing, the Common Shares represent approximately Sixty-Nine (69.00%) percent of the Company’s issued and outstanding shares.

Concurren with the Purchase Agreement, the Company appointed Mr. Praveenkumar Vijayakumar (“Mr. Vijayakumar”) to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Mr. Vijayakumar accepted the appointments, effective as of March 2, 2023. The Company accepted the resignation of Mr. Passalaqua effective the same date.

Development Stage Company

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company is not currently generating revenues and does not expect to generate revenue until it enters into the commercial phases of marketing its products and services as contemplated herein. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DILUTION

Purchasers of our Shares offered pursuant to this Offering Circular will experience an immediate and substantial dilution of the net tangible book value of their Shares from the initial public Offering Price. Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on November 30, 2023, net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

	Max	Min
Assumed initial public offering price per share	$0.05	$0.05
Net tangible book value per share before this offering (1)	$(339,197)	$(339,197)
Increase in pro forma net tangible book value per share attributable to this offering (2)	$0.027	$0.0001
Expenses impacting net tangible book value per share after this offering	$(0.00)	$(0.00)
Pro forma net tangible book value per share after this offering	$0.021	$(0.006)
Dilution in pro forma net tangible book value per share to new investors	$0.029	$0.056

(1)(2)

The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding shares of common stock after this offering.

22

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor's stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, convertible notes, preferred shares or warrants) into stock. If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before.

The Company has authorized and issued two classes of shares of stock, namely Common Stock and Preferred Stock. Therefore, all of the Company's current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Report. Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and our industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this Report. All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” herein.

Overview

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this document. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.

23

Results of Operations for the Years Ended November 30, 2023 and 2022

Revenues

We earned revenues of $80,927 compared to $0 for the years ended November 30, 2023 and 2022, respectively. The increase in revenue was a result of our operations beginning during 2023.

Cost of Sales

We had cost of sales of $71,691 compared to $0 for the years ended November 30, 2023 and 2022, respectively. The increase in cost of sales was a result of our operations beginning during 2023.

Operating Expenses

We incurred $75,368,084 in operating expenses for the year ended November 30, 2023, as compared with $16,253 in the year ended November 30, 2022. The increase in operating expenses is the result of increased stock-based compensation during 2023. We expect that our other operating expenses will increase in future years as a result of the costs associated with the increased operating activity under our business model.

Other Income/Expenses

We had other expenses of $22,565,946 for the year ended November 30, 2023, compared to $0 for the year ended November 30, 2022, The increase is associated with an loss on extinguishment of debt and an impairment of intangible assets recorded during the year ended November 30, 2023.

Net Loss

We recorded a net loss of $97,924,794 for the year ended November 30, 2023, compared to a net loss $16,253 for the year ended November 30, 2022. The increase in net loss was associated with the factors discussed above.

Results of Operations for the Three Months Ended February 29, 2024 and February 28, 2023

Revenues

We earned no revenues for the three months ended February 29, 2024 or February 28, 2023.

Operating Expenses

We incurred $147,187 in operating expenses for the three months ended February 29, 2024, as compared with

$647,755 during the three months ended February 28, 2023. The decrease in operating expenses is the result of a decrease in stock based compensation during the three months ended February 29, 2024.

Other Income/Expenses

We had other expense of $4,073,997 for the three months ended February 29, 2024, as compared with other income of $10,872 during the three months ended 2022. The increase is associated with a loss of extinguishment of debt recorded during the three months ended February 29, 2024.

Net Loss

We recorded a net loss of $4,221,184 for the three months ended February 29, 2024, compared to a net loss of $636,883 for the three months ended February 28, 2023. The decrease in net loss is the result of the factors discussed above.

24

Going Concern

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During three months ended February 29, 2024, the Company incurred net losses of $4,221,184 and accumulated deficits of $102,795,778. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

Liquidity and Capital Resources

Our financing objective is to maintain financial flexibility to meet the material, equipment and personnel needs in order to support our project commitments and pursue our expansion and diversification objectives.

As of November 30, 2023, we had total current assets of $143,302 and total current liabilities of $387,211. We had a working capital deficit of $243,909 as of November 30, 2023.

Net cash used by operating activities was $136,580 for the year ended November 30, 2023, as compared with $7,499 cash used for the year ended November 30, 2022. Our negative operating cash flow for both periods was our net losses, as adjusted, to reconcile net loss to net cash provided by operating activities.

Financing activities provided $184,594 in cash for the year ended November 30, 2023, as compared with $7,499 for the year ended November 30, 2022. Our positive financing cash flow for 2023 and 2022, mainly consisted of proceeds from notes payable and related party advances.

As of February 29, 2024, we had total current assets of $131,479 and total current liabilities of $523,028. We had working capital of $391,549 as of February 29, 2024.

Net cash used by operating activities was $101,729 for the three months ended February 29, 2024, as compared with $49,560 cash used for the three months ended February 28, 2023. Our negative operating cash flow was a result of our net losses, as adjusted, to reconcile net loss to net cash provided by operating activities.

Financing activities provided $54,065 in cash for the three months ended February 29, 2024, as compared with $49,560 for the three months ended February 28, 2024. Our positive financing cash flow for 2024 and 2023, mainly consisted of proceeds from notes payable and related party advances.

We estimate that our expenses over the next 10-12 months will be approximately $100,000. These estimates may change significantly, depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Since its inception, the Company has sustained losses and negative cash flows from operations. Cash on hand is not sufficient for the Company to meet working capital and corporate development needs, as they become due in the ordinary course of business fiscal year 2024. The Company has not generated any revenues or cash flow from operations in the past and the Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop our products. Management anticipates raising additional capital to accomplish its growth plan over the next twelve (12) months. However, we do not have any plans or specific agreements for new funding sources. Management expects to seek and obtain additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing and capital might be available.

25

PLAN OF DISTRIBUTION

The Company is offering a maximum of 50,000,000 Shares of Common Stock on a best-efforts basis at a fixed price of $0.05 per share and any funds raised from this Offering will be immediately available to the Company.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we are entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, general corporate purposes, repayment of debt (if any) and, prior to our use of the proceeds, other uses, including short-term, interest-bearing investments, as more specifically set forth in the “Use of Proceeds” starting on page 32.

The Offering may be made, in management’s discretion, directly to investors by the Company’s management on a “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions, however, we reserve the right to offer the Shares through broker-dealers who are registered with FINRA/SIPC. The Company may engage a broker-dealer registered with the SEC and a member of FINRA/SIPC to perform administrative compliance and related broker-dealer services in connection with this Offering including the review of investor information including KYC (Know Your Customer) data, AML (Anti-Money Laundering) and other compliance checks and review of subscription agreements and investor information. Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers or directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

The shares are being offered by our Board of Directors and officers (“Management”). Management will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares. No sales commission will be paid for shares sold by Management and Management is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

We reserve the right to reject, in whole or in part, any subscriptions for Shares made in this Offering, in our discretion.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Selling Agents and Expenses

We may engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 7% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 7% of the Shares placed by such persons.

We have not entered into selling agreements with any broker-dealers to date. We will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating to the qualification of this Offering with the SEC and the filing of the offering materials with FINRA, as applicable; (b) all fees and expenses relating to the application to list of our Shares on the OTCQB; (c) all fees and expenses relating to the registration or qualification of the Shares as required under State Blue Sky laws, including the fees of counsel selected by us; (d) the costs of all preparing and printing of the offering documents; (e) the costs of preparing, printing and delivering certificates representing Shares; (f) fees and expenses of the transfer agent for the Shares; and (g) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us if we utilize a Selling Agent to be approximately $175,000.

26

Offering Period

We expect to commence the sale of the Shares within two days following the Qualification Date. The Offering will terminate upon the earlier to occur of: (i) the sale of all 50,000,000 shares being offered, or (ii) 365 days after this Offering Circular is declared qualified by the Securities and Exchange Commission or (iii) or the decision by Company management to deem the offering closed.

Offering Documents

This Offering Circular and the offering documents specific to this Offering will be available to prospective investors for viewing on our website at www.leapcharger.com. Before committing to purchase Shares, each potential investor must consent to receive the final Offering Circular and all other offering documents electronically. In order to purchase Shares, a prospective investor must complete and sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Circular of which this Offering Circular is a part and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website.

Additionally, investors must answer certain questions to determine compliance with the investment limitation set forth in the section titled “Investor Suitability Standards” below.

Prospective investors must read and rely on the information provided in this Offering Circular in connection with any decision to invest in the Shares. For general information on investing, we encourage you to refer to www.investor.gov.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Investor Suitability Standards

The Shares offered may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

27

In order to purchase our Common Stock Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

State Blue Sky Information

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Shares in “book entry” with our transfer agent. If the Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position (3)	Age	Approximate hours per week for employees
Mr. Praveenkumar Vijayakumar (1)	President, Chief Executive Officer, Treasurer, Chief Financial Officer,& Director	47	40
Chris A. Oyeniyi (2)	Independent Director	40	n/a
Satish Shekar (2)	Independent Director	41	n/a

(1)

On March 2, 2023, Mr. Vijayakumar was appointed to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company to serve until the next annual meeting of the Company or until his respective successor is duly appointed.

(2)

Effective May 31, 2023, the Company appointed Messrs. Chris A. Oyeniyi and Mr. Satish Shekar to its Board, both will serve until the next annual meeting of the Company or until their respective successor is duly appointed. The Company’s Board of Directors determined that both Mr. Oyeniyi and Mr. Shekar meet the applicable standards for independent directors under the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. Neither Mr. Oyeniyi nor Mr. Shekar is party to any arrangement or understanding with any person, pursuant to which they were appointed as a director of the Company, nor is a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

(3)

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

28

Executive Officer and Director Biographies

Mr. Praveenkumar Vijayakumar - Since founding LeapCharger in 2023, Mr. Vijayakumar has acted as its Chief Executive Officer and director, dedicated to growing the company to where it is today. Prior to this, from May 2015 through 2023, Mr. Vijayakumar was the CEO and Shareholder of Belfrics Group of companies, headquartered in Malaysia, Belfrics as an innovative blockchain technology and digital currency exchange firm with presence in Asia, Asia pacific, Middle East and African region, and was extensively involved with various governmental organizations to effectively cross over to the blockchain domains. From June 2014, Mr. Vijayakumar has acted as Director for Ocfam Global Limited (Labuan- Malaysia) - Ocfam is specialized offshore consulting firm with breadth of experience, resources and technical skills to find creative solutions to complex problems, providing e fiduciary advisory services for firms worldwide with specialization in Labuan Financial Services Authority jurisdiction. Ocfam has partnered with leading platform providers and risk management solution providers to deliver superior solution to financial brokers. We believe that Mr. Vijayakumar possesses attributes that qualify him to serve as a member of the Board, including his extensive experience in corporate matters and possessing a deep understanding of the fintech sector.

Mr. Chris A. Oyeniyi – Since 2021, Mr. Oyeniyi has been a chartered accountant with RWS PLC, in the United Kingdom. In 2016, he co-founded and was the CEO of Karigo Logistics and Global Services, KariGo is a technology based solution provider for Manufacturers/Cargo owners and Truck owners and Africa's premier trucking solutions platform, focused on providing a one stop shop solutions platform for the haulage industry in Africa. We believe that Mr. Oyeniyi possesses attributes that qualify him to serve as a member of the Board, including his extensive experience in corporate matters, accounting and his demonstrated ability to optimize business processes, build operational and financial controls, deliver corporate objectives and is dept at building, training, and leading high-performance teams.

Mr. Satish Shekar – In 2016, Mr. Shekar was a founder and CEO of Takshay Labs Pvt Ltd., located in Bengaluru, Karnataka, which is credited for creating “India’s first Covid19 blockchain platform”, Takshay Labs mission was to create state-of-art products and services in the domains of their experience and expertise. Additionally, in 2017, Mr. Shekar founded and was appointed as the CEO and founder of YoSync (Synk Labs Pvt Ltd.), a start-up incubated at International Institute of Information, Bangalore specialized in providing blockchain products and services across domains, currently working for education and healthcare sector. We believe that Mr. Shekar possesses attributes that qualify him to serve as a member of the Board, including his extensive experience in corporate matters, a proven career of consistency, dedication, and proven track record.

Term of Office

Our directors are appointed for a one-year term holding office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers hold their offices until they resign, are removed by the Board of Directors, or their successor is elected and qualified.

Family Relationships

There are no family relationships among any of our officers or directors.

29

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that two of our three directors meet the independence requirements, according to the applicable rules and regulations of the SEC.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

30

Director Compensation

Our directors are not compensated for their role on the Board of Directors. Mr. Vijayakumar, is not currently compensated by the Company for his role as CEO of the Company but may be so compensated in the future.

Significant Employees

Aside from our Management, including our CEO, we have no significant employees.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth certain information as of June 12, 2024, with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Shares; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the Shares set forth therein has sole voting power and sole investment power with respect to such Shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 26,933,606 Shares of our Shares outstanding as of the date above.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name & Address of Beneficial Owner	Title of Class	Number of Shares Owned	Percentage of Class(1)
Mr. Praveenkumar Vijayakumar (2)(3) 1F/29, Khalifa B A Balila BLDG	Series A Preferred	4,000,000	100%
Abu Hail, Dubai, U.A.E.	Common Stock	10,000,000	37.31%
Chris A. Oyeniyi(4) 1F/29, Khalifa B A Balila BLDG Abu Hail, Dubai, U.A.E.	--	--	--
Satish Shekar(4) 1F/29, Khalifa B A Balila BLDG Abu Hail, Dubai, U.A.E.	--	--	--
Distribucion Hergomex S.A. DE C.V. (5) Control Person: Cesar Alan Jimenez Gonzalez AV Ejercito Nacional 505 OFC 1004-A Colonia Granada Miguel Hidalgo, Cuidad De Mexico, Mexico	Common Stock	2,828,850	10.50%
Inmobiliaria Riseup S.A. De C.V. (5) Control Person: Ramon Alberto Ramirez Arellano Avenida Constituyentes, 187 Ley 57 Hermosillo, Sonora, Mexico	Common Stock	2,828,850	10.50%

31

(1)

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 26,933,606 shares of common stock outstanding as of June 12, 2024.

(2)

On March 2, 2023, Mr. Vijayakumar was appointed to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Thereafter on May 31, 2023, the Company and Mr. Vijayakumar entered into an Employment Agreement whereby Mr. Vijayakumar issued 41,000,000 restricted shares of the Company’s common stock and 1,000,000 shares of our Series A Preferred Stock.

(3)

In January 2024, in order to affect an internal corporate recapitalization, Mr. Vijayakumar determined that it is in the best interest of the Corporation and its shareholder, as the Corporation continued to implement its plan of operation, to effectuate an exchange of capital whereby Mr. Vijayakumar canceled and returned to the Corporation’s treasury 32,000,000 shares of the Corporation’s Common Stock in exchange the Corporation issued to Mr. Mr. Vijayakumar an additional 1,000,000 shares of the Corporation’s Series A Preferred Stock. The 4,000,000 shares of our Series A Preferred Stock owned by Mr. Vijayakumar carry 300-for-1 voting rights (or 1,200,000,000 voting shares), accordingly, and taking into account to totality of Voting Stock, Mr. Vijayakumar controls approximately 98.62% of our total voting shares.

(4)

Effective May 31, 2023, the Company appointed Messrs. Chris A. Oyeniyi and Mr. Satish Shekar to its Board, both will serve until the next annual meeting of the Company or until their respective successor is duly appointed. The Company’s Board of Directors determined that both Mr. Oyeniyi and Mr. Shekar meet the applicable standards for independent directors under the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. Neither Mr. Oyeniyi nor Mr. Shekar is party to any arrangement or understanding with any person, pursuant to which they were appointed as a director of the Company, nor is a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

(5)

As of May 7, 2024, Distribucion Hergomex S.A. de C.V. (“Hergomex”) and Inmobiliaria Riseup S.A. de C.V. (“Riseup”) hold more than 5% of our common stock. However, as of the date hereof, Mr. Vijayakumar controls over 98% of the voting shares of the Company and, as such, he remains the only party that can control the affairs of the Company. As such, the Company has determined that, based on the “facts and circumstances” surrounding their actual involvement with Company affairs, which is nothing more than that of normal shareholder, neither Hergomex nor Riseup are able to exert any “control” over the operations or general affairs of the Company. Here, neither Distribucion Hergomex S.A. de C.V. nor Inmobiliaria Riseup S.A. de C.V. are officers or directors, and Praveenkumar Vijayakumar holds over 98% of the voting stock. Therefore, in light of the above, the Company believes that neither Hergomex nor Riseup are control persons of the Company. Nonetheless, as holders of over 5% of our common stock, we are including.

Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our Shares after the offering. Since they may continue to control the Company after the offering, investors may be unable to change the course of the operations. Thus, the Shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the Shares you own because of their ineffective voting power. None of our Shares is subject to outstanding options, warrants, or securities convertible into Shares.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal years ended November 30, 2023, 2022, and 2021, we compensated our three highest-paid directors and executive officers as follows:

Name and Position	Year	Cash Compensation	Other Compensation	Total Compensation
Praveenkumar Vijayakumar, Director, CEO, President, CFO, and Secretary	2023	$Nil	See Footnotes 1 & 2	See Footnotes 1 & 2
	2022	n/a	n/a	n/a
	2021	n/a	n/a	n/a
Chris A. Oyeniyi, Independent Director	2023	$Nil	$Nil	$Nil
	2022	n/a	n/a	n/a
	2021	n/a	n/a	n/a
Satish Shekar, Independent Director	2023	$Nil	$Nil	$Nil
	2022	n/a	n/a	n/a
	2021	n/a	n/a	n/a

(1)

On March 2, 2023, Mr. Vijayakumar was appointed to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company to serve until the next annual meeting of the Company or until his respective successor is duly appointed. On May 31, 2023, the Company and Mr. Vijayakumar entered into an Employment Agreement pursuant to which Mr. Vijayakumar received 41,000,000 restricted shares of the Company’s common stock and 1,000,000 shares of our Series A Preferred Stock. Pursuant to the Employment Agreement, Mr. Vijayakumar shall serve as CEO of the Company for a period of one year.

(2)

In January 2024, Mr. Vijayakumar canceled and returned to treasury 32,000,000 shares of the Corporation’s Common Stock in exchange the Corporation issued to Mr. Mr. Vijayakumar an additional 1,000,000 shares of the Corporation’s Series A Preferred Stock.

(3)

Effective May 31, 2023, the Company appointed Messrs. Chris A. Oyeniyi and Mr. Satish Shekar to its Board, both will serve until the next annual meeting of the Company or until their respective successor is duly appointed.

32

Other than as set out above, no other compensation was paid to our executive officers or directors in their capacities as officers and/or directors.

Outstanding Equity Awards

As of the date of this Offering Circular the Company has not established a Stock Incentive Plan and therefore no option or shares have been granted pursuant to any such plan. The Company anticipates that at some point, when appropriate, it will establish a Stock Incentive Plan in the future.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between our directors’ executive officers, or significant employee’s other business interests and their involvement in the Company.

Indemnification

Under the Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, CERTAIN CONTROL PERSONS & DIRECTOR INDEPENDENCE

Transactions with Related Persons

Other than as set forth herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

RECENT SHARE ISSUANCES & REASON FOR ISSUANCE

Issuance History

Disclosure under this item shall include, in chronological order, all offerings and issuances of securities, including debt convertible into equity securities, whether private or public, and all shares, or any other securities or options to acquire such securities, issued for services. Using the tabular format below, please describe these events.

33

Indicate by check mark whether there were any changes to the number of outstanding shares within the past two completed fiscal years:

Shares Outstanding as of Second Most Recent Fiscal Year End: Opening Balance Date: November 30, 2021 Common: 299,840 Preferred: 0			*Right-click the rows below and select “Insert” to add rows as needed.
Date of	Transaction	Number of	Class of	Value of	Were the	Individual/	Reason for	Restricted	Exemption
Transaction	type (e.g.,	Shares	Securities	shares	shares	Entity	share	or	or
	new issuance,	Issued (or		issued	issued at	Shares	issuance	Unrestricte	Registration
	cancellation,	cancelled)		($/per	a	were issued	(e.g. for cash	d as of this	Type.
	shares			share)	discount	to.	or debt	filing.
	returned to			at	to	*You must	conversion)
	treasury)			Issuance	market	disclose the	-OR-
					price at	control	Nature of
					the time	person(s) for	Services
					of	any entities	Provided
					issuance? (Yes/No)	listed.
2.23.2023	New Issuance	148,000(1)	Common Stock	$0.00001	No	Joseph C. Passalaqua	Services Rendered	Restricted	4(a)(2)
3.2.2023	New Issuance	1,000,000	Common Stock	$0.00001	No	Praveenkumar Vijayakumar	Asset Purchase Agreement	Restricted	4(a)(2)
3.2.2023	New Issuance	2,000,000	Preferred Series A	$0.00001	No	Praveenkumar Vijayakumar	Asset Purchase Agreement	Restricted	4(a)(2)
5.26.2023	New Issuance	5	Common Stock	$0.00001	No	Shareholders of Record	Round-Up Shares	Restricted	4(a)(2)

5.31.2023	New Issuance	41,000,000	Common Stock	$0.00001	No	Praveenkumar Vijayakumar	Employment Agreement	Restricted	4(a)(2)
5.31.2023	New Issuance	1,000,000	Preferred Series A	$0.00001	No	Praveenkumar Vijayakumar	Employment Agreement	Restricted	4(a)(2)
6.7.2023	New Issuance	2,661	Common Stock	$0.00001	No	CEDE & CO.	Round-Up Shares	N/A	N/A
7.24.2023	New Issuance	2,008,000	Common Stock	$0.00001	No	Zqkari Innovaciones, S.A. DE C.V. Control Person: Alberto Jonnathan Sanchez Barrera	Debt Settlement Agreement	Restricted	4(a)(2)
8.23.2023	New Issuance	2,008,000	Common Stock	$0.00001	No	Tecnologia Y Software DE Crecimiento, S.A. DE C.V. Control Person: Francisco Belzay Shariar Montano Davila	Debt Settlement Agreement	Restricted	4(a)(2)
8.23.2023	New Issuance	2,009,400	Common Stock	$0.00001	No	Mopic S.A. DE C.V. Control Person: Michael Mould Urias	Debt Settlement Agreement	Restricted	4(a)(2)
9.7.2023	New Issuance	2,300,000	Common Stock	$0.00001	No	Krisper Eternity S.A. DE C.V. Control Person: Maria del Rosario Leyva Meneses	Debt Settlement Agreement	Restricted	4(a)(2)
10.12.2023	New Issuance	2,500,000	Common Stock	$0.00001	No	Casa De Software S.A. DE C.V. Control Person: Andrea Ramirez Burgueno	Debt Settlement Agreement	Restricted	4(a)(2)

34

1.22.2024	Cancellation	(32,000,000)	Common Stock	$0.00001	No	Praveenkumar Vijayakumar	Corporate Recapitalization	N/A	N/A
1.29.2024	New Issuance	1,000,000	Series A Preferred Stock	$0.00001	No	Praveenkumar Vijayakumar	Corporate Recapitalization	Restricted	4(a)(2)
1.30.2024	New Issuance	2,828,850	Common Stock	$0.00001	No	Distribucion Hergomex S.A. DE C.V. Control Person: Cesar Alan Jimenez Gonzalez	Debt Settlement Agreement	Restricted	4(a)(2)
1.30.2024	New Issuance	2,828,850	Common Stock	$0.00001	No	Inmobiliaria Riseup S.A. De C.V. Control Person: Ramon Alberto Ramirez Arellano	Debt Settlement Agreement	Restricted	4(a)(2)
Shares Outstanding on : 2.29.2024 Ending Balance: Common: 26,933,606 Preferred: 4,000,000

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On June 9, 2024, the Company dismissed Gries & Associates, LLC (“Gries”) as the Company’s independent registered public accounting firm. The board of directors of the Company approved the dismissal of Gries. The reports of Gries on the Company’s financial statements for each of fiscal years ended November 30, 2022, and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except Gries’ audit report dated April 24, 2023, related to the Company’s financial statements for the year ended November 30, 2022, contained an explanatory paragraph as to the uncertainty of the Company’s ability to continue as a going concern. During the fiscal years ended November 30, 2022, and 2021, and the subsequent interim period through August 31 2023, there were no disagreements between the Company and Gries on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to Gries’ satisfaction, would have caused Gries to make reference to the subject matter of the disagreement in connection with its audit reports.

On the same day, the Company appointed Victor Mokuolu, CPA (“Mokuolu”) as the Company’s new independent registered public accounting firm effective as of June 9, 2024. The board of directors of the Company approved the appointment of Mokuolu. During the fiscal year ended November 30, 1023, and the period from December 1, 2023, through the date of Mokuolu’s appointment, neither the Company, nor anyone acting on its behalf, consulted with a regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Mokuolu did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or a reportable event.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the securities offered by this offering circular will be passed upon for us by Lockett + Horwitz, a Professional Law Corporation, 26632 Towne Centre Drive, Suite 300, Foothill Ranch, CA 92610.

35

DESCRIPTION OF SHARES

Our Articles of Incorporation provides that we may issue up to 825,000,000 shares of common stock, $0.00001 par value per share, referred to as common stock, and 150,000,000 shares of preferred stock, $0.00001 par value per share, including up to 10,000,000 shares of Series A Preferred Stock and 10,000,000 shares of Series B Preferred Stock. As of the date of this Offering Circular, there are 26,933,606 outstanding shares of common stock issued and outstanding. Upon completion of the maximum offering, 76,933,606 shares of our common stock, 4,000,000 shares of Series A Convertible Preferred Stock, and 0 shares of Series B Convertible Preferred Stock will be issued and outstanding.

Under Nevada law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non- assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to classify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by Nevada law and by our Articles of Incorporation to set, subject to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

Series A Preferred Stock - The designations, powers, preferences, rights, and restrictions granted or imposed upon the Series A Preferred Shares and holders thereof are as follows: (i) the holders of the Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of any junior stock, including the Company’ common stock; (ii) Series A Preferred Shares are convertible into shares of the Company’s common stock at a ratio of 1:30, meaning every (1) one Series A Preferred Share shall convert into 30 shares of common stock of the Company and the holders of Series A Preferred Shares have the right to convert at any time; (iii) Series A Preferred Stock votes at a ratio determined by multiplying (a) the number of shares of Series A Preferred Stock held by such holder; and (b) by 300. Such voting calculation is hereby authorized by the Company and the Company acknowledges such calculation may result in the total number of possible votes cast by the Series A Holders and all other classes of the Company’s common stock in any given voting matter exceeding the total aggregate number of shares which this Company shall have authority to issue. Additionally, the Series A Preferred Stock carry other protective provisions generally associated with designated series of preferred shares.

36

Series B Preferred Stock - The designations, powers, preferences, rights, and restrictions granted or imposed upon the Series B Preferred Shares and holders thereof are as follows: (i) the Series B Preferred Stock ranks pari passu to the Series A Preferred Stock and the Holders are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of any junior stock, including the Company’ common stock; (ii) Series A Preferred Shares are convertible into shares of the Company’s common stock at a ratio of 1:1, meaning every (1) one Series B Preferred Share shall convert into 1 share of common stock of the Company and the holders of Series B Preferred Shares have the right to convert at any time; (iii) Series B Preferred Stock are non-voting; (iv) the Holders of the Series B Preferred Stock Holders must hold their shares for a period one (1) year from the issuance date, unless such shorter period is agreed to in writing by the Company and the Holder prior to converting their Series B Preferred Shares to Common Shares, as set forth herein; and, (v) on conversion of the Series B Preferred Stock, as set forth herein, the Company shall issue to the Holders such number of shares of the Company’s Common Stock in an amount to be determined by multiplying (i) the number of Series B Preferred Stock held by each Holder by (ii) 0.25. Additionally, the Series B Preferred Stock carry other protective provisions generally associated with designated series of preferred shares.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

Indemnification

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Limitation of Director Liability

Nevada law currently provides that our directors will not be personally liable to our Company or our stockholders for monetary damages for any act or omission as a director other than in the following circumstances:

•	the director breaches his fiduciary duty to our Company, or our stockholders and this breach involves intentional misconduct, fraud or a knowing violation of law; or
•	our Company makes an unlawful payment of a dividend or unlawful stock purchases, redemptions, or other distributions.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors. Our Articles of Incorporation do not provide for such expanded liability.

37

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Meetings of Shareholders

Meetings of shareholders shall be held at such time and place as provided in the Bylaws of the Corporation. At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.

No Cumulative Voting

There shall be no cumulative voting for the election of directors.

Action by Shareholders

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the Shares entitled to vote thereon were present and voted.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Ability to Void a Sale of Shares

We have the right to void a sale of Shares in the Offering and compel an investor to return them to us, if we have reason to believe that such investor acquired the Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our Articles of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Circular in which this Offering Circular has been filed with the SEC.

38

Rights as a Stockholder

Except as otherwise provided in the Shares or by virtue of such holder’s ownership of Shares of Common Shares, the holder of a Share does not have the rights or privileges of a holder of Common Shares, including any voting rights.

Governing Law

The Shares are governed by and construed in accordance with the laws of the State of Nevada. The foregoing is a brief summary of certain terms and conditions of the Shares to be issued in connection with this Offering and subject in all respects to the provisions contained in the Shares.

No Independent Counsel

Lockett + Horwitz, a Professional Law Corporation (“Counsel”) represents the Company from time-to-time in a variety of matters. Counsel does not represent any of the Investors in connection with the Company of this offering. Counsel represents the Company and its affiliates, including with respect to the Company’s role in relation to the Company.

By acquiring Shares in the Company, each Investor will be deemed to have waived any conflict and agreed that Counsel may act for the Company, affiliates of the Company or any or all of them in matters adverse to such Investor and/or the Company.

TRANSFER AGENT

Our transfer agent is Nevada Agency and Transfer Company, 50 W Liberty St Ste 880 Reno, NV 89501, telephone 775-322-5623, email stocktransfer@natco.org.

Nevada Agency and Transfer Company is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file reports as prescribed by Regulation A+ of the Securities Act of 1933.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this Offering Circular have been passed upon for the Company by Lockett + Horwitz, a Professional Law Corporation.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being qualified or upon other legal matters in connection with the qualification or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

39

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering circular on Form 1-A under the Securities Act with respect to the Shares offered hereby. This offering circular, which constitutes part of the offering circular, does not contain all of the information set forth in the offering circular and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Shares and our Company, please review the offering circular, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the offering circular, each such statement being qualified in all respects by such reference.

A copy of the offering circular and the exhibits and schedules that were filed with the offering circular may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering circular may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

40

41

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

CONSOLIDATED BALANCE SHEETS

	February 29, 2024	November 30, 2023
ASSETS
Cash	350	48,014
Deposits	131,129	95,288
Total current assets	131,479	143,302
Intangible assets	-	5,177,000
Total assets	131,479	5,320,302

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	266,445	15,714
Deferred revenue	-	163,321
Loan payable - related party	13,125	23,583
Due to related parties	105,765	63,613
Notes payable	137,693	125,780
Total current liabilities	523,028	392,011
Total liabilities	523,028	392,011
Commitments and Contingencies (Note 4)	-	-
Preferred Stock, 165,000,000 shares authorized; $0.00001 par value, and no shares issued and outstanding as of February 29, 2024 and November 30, 2023, respectively	-	-
Series A Preferred Stock, 10,000,000 shares authorized; $0.00001 par value, and 3,000,000 and 0 shares issued and outstanding as of February 29, 2024 November 30, 2023, respectively	40	30
Common Shares 825,000,000 authorized shares, par value $0.00001 26,933,606 and 299,840 shares issued and outstanding as of February 29, 2024 November 30, 2023, respectively	269	532
Additional paid-in capital	102,403,920	98,330,123
Accumulated deficit	(102,795,778)	(93,402,394)
Total stockholders' deficit	(391,549)	4,928,291

Total liabilities and stockholders' deficit	131,479	5,320,302

The accompanying notes are an integral part of these condensed financial statements.

No assurance provided

42

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	February 29,	February 28,
	2024	2023

Revenue	$-	$-
Cost of sales	-	-
Gross profit	-	-
Operating expenses
General and administrative	147,187	647,755
Total operating expenses	147,187	647,755
Loss from operations	(147,187)	(647,755)
Other income (expense):
Loss on extinguishment of debt	(4,067,886)	11,185
Interest expense	(6,111)	(313)
Total other income (expense)	(4,073,997)	10,872
Net loss before tax provision	(4,221,184)	(636,883)
Tax provision	-	-
Net loss	(4,221,184)	(636,883)
Net loss per common share: basic and diluted	(0.17)	(0.00)
Weighted average common shares outstanding - basic and diluted	24,579,880	299,840

The accompanying notes are an integral part of these condensed financial statements.

No assurance provided

43

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, November 30, 2023	3,000,000	30	53,275,906	532	98,330,123	(98,574,594)	(243,909)
Conversion of common stock to Preferred st	1,000,000	10	(32,000,000)	(320)	310	-	-
Shares issued to settle debt	-	-	5,657,700	57	4,073,487	-	4,073,544
Net loss	-	-	-	-	-	(4,221,184)	(4,221,184)
Balance, February 28, 2024	4,000,000	40	26,933,606	269	102,403,920	(102,795,778)	(391,549)
		-			-	-
Balance, November 30, 2022	-	-	299,840	3	581,412	(649,800)	(68,385)
Stock issued for services	-	-	148,000	2	617,898	-	617,900
Net loss	-	-	-	-	-	(636,883)	(636,883)
Balance, February 28, 2023	-	-	447,840	5	1,199,310	(1,286,683)	(87,368)

The accompanying notes are an integral part of these condensed financial statements.

No assurance provided

44

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended
	February 29, 2024	February 28, 2023
Cash Flows from Operating Activities
Net loss	$(4,221,184)	$(636,883)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	-	617,900
Loss on extinguishment of debt	4,067,886	(11,185)
Changes in assets and liabilities
Deposits	(35,841)	-
Accounts payable and accrued expenses	250,731	(19,392)
Deferred revenue	(163,321)	-
Net cash used in operating activities	(101,729)	(49,560)

Cash Flows from Investing Activities
Net cash from investing activities	-	-

Cash Flows from Financing Activities
Proceeds from notes payable	11,913	42,061
Proceeds from loans payable - related party	-	7,499
Due to related parties	42,152	-
Net cash from financing activities	54,065	49,560

Net increase in cash	(47,664)	-
Cash, beginning of period	48,014	-
Cash, end of period	$350	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Shares issued to settle debt	$5,658	$-

The accompanying notes are an integral part of these condensed financial statements.

No assurance provided

45

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 29, 2024

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Leapcharger Corporation (FKA GREENPLEX SERVICES, INC) (“the Company”) was incorporated on September 2, 2009 under the laws of the State of Delaware for the purpose of serving both residential and commercial customers in the greater Spokane and Coeur d’ Alene area. Its services included all aspects of lawn care, tree and shrub maintenance, landscape maintenance and a multiphase pest and insect control program. The Company was committed to a “Green Philosophy” and where feasible, utilizing organic and socially responsible products, such as fertilizer and pesticides. The Company decided to expand its business and abandon its landscape and property management services at the end of 2014. Later management decided to redirect its future business and focus on the cannabis industry and provide a variety of services consisting of consulting, infrastructure build out, equipment rental and staffing.

On March 2, 2023, Mr. Joseph C. Passalaqua resigned from the positions of President, Sole-officer and Director of the Corporation and the Company appointed Mr. Praveenkumar Vijayakumar to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Thereafter, the Company entered into an Asset Purchase Agreement with Leap Electric Car Charging Stations LLC, a limited liability company incorporated under the laws of Dubai (“LEAP”) and Praveenkumar Vijayakumar (“Praveen”) and the sole-officer, director, and shareholder of LEAP pursuant to which the Company acquired various assets from the Seller used in electric vehicle charging industry in exchange for the assets of Seller, the Company issued 1,000,000 restricted shares of common stock; (Post split) and (ii) 2 million shares of Series A Preferred Stock. At closing, the Common Shares represented approximately Seventy-Three (76.93%) percent of the Company’s issued and outstanding shares.

Following the acquisition of the Acquired Assets, as discussed above, The Company is a startup that aims to provide highquality electric vehicle (EV) charging solutions to consumers and businesses whose mission is to make EV charging accessible, convenient, and sustainable for everyone. By using state-of-the-art technology and innovative business models, we aim to revolutionize the charging experience of EV users.

On May 25, 2023, FINRA announced that the 1 for 250 reverse split, name and symbol change would take effect at the open of business on May 26, 2023. The reverse stock split resulted in our issued and outstanding shares being decreased from 361,960,000 shares of common stock to 1,447,845 shares of common stock.

No assurance provided.

46

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the three months ended February 29, 2024, the Company incurred net losses of $4,221,184 and accumulated deficits of $102,795,778. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of Leapcharger Corporation, Inc. and its wholly owned subsidiary Leap Electric Car Charging Stations LLC. All significant inter- company transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

No assurance provided.

47

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718- 10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

No assurance provided.

48

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of November 30, 2023 and 2022 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements as of February 29, 2024 and November 30, 2023.

No assurance provided.

49

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 4 –PROMISSORY NOTES

Promissory notes payable as of February 29, 2024 and November 30, 2023 consists of the following:

	February 29, 2024	November 30, 2023
Dated February 3, 2023	12,750	12,750
Dated February 3, 2023	15,300	15,300
Dated February 6, 2023	20,030	20,030
Dated February 28, 2023	1,480	1,480
Dated March 15, 2023	3,529	3,529
Dated March 16, 2023	6,030	6,030
Dated March 16, 2023	7,030	7,030
Dated May 4, 2023	5,904	5,904
Dated May 31, 2023	506	506
Dated June 6, 2023	2,500	2,500
August 31, 2023	400	400
September 7, 2023	3,000	3,000
September 13, 2023	20,000	20,000
September 19, 2023	3,000	3,000
September 27, 2023	15,585	15,585
October 17, 2023	3,000	3,000
November 30, 2023	5,376	5,376
December 29, 2023	1,360	-
February 29, 2024	10,553	-
Total promissory notes payable	$137,693	$125,780

During the three months ended February 29, 2024 and 2023, the Company issued various promissory notes with the same noteholders amounting to $19,412 and 49,560 for general operating purposes. The notes carry a 10% interest rate and are due upon 10 days written notice.

During the three months ended February 29, 2024 and 2023, the Company recorded interest expense of $6,111 and $313, respectively.

No assurance provided.

50

NOTE 5 – RELATED PARTY TRANSACTIONS

Promissory notes payable as of February 29, 2024 and November 30, 2023 consists of the following:

	February 29, 2024	November 30, 2023
Dated November 30, 2021	$791	$3,090
Dated November 30, 2021	4,835	12,993
Dated November 30, 2022	7,499	7,499
Total loans payable	$13,125	$23,583

During the year ended November 30, 2021, a shareholder advanced the Company $9,115 to pay for general operating expenses. The notes carry a 10% interest rate and are due demand. Only July 14, 2023, the $6,025 of the debt was sold and assigned to three unrelated parties. During the year ended December 31, 2023, the new holders of the debt converted $8,325 of the advances into 8,328,066 shares of common stock.

During the year ended November 30, 2021, a shareholder advanced the Company $12,993 to pay for general operating expenses. The notes carry a 10% interest rate and are due demand. During the three months ended February 29, 2024 July 14, 2023, the $10,458 of the debt was sold and assigned to unrelated parties. During the year ended December 31, 2023 and February 28, 2024, the new holders of the debt converted $2,500 and $5,658 of the advances into 2,500,000 and 5,657,700 shares of common stock, respectively.

During the year ended November 30, 2022, a shareholder advanced the Company $7,499 to pay for general operating expenses. The notes carry a 10% interest rate and are due demand.

During the three months ended February 29, 2024 and February 28, 2022, a shareholder advanced the Company $42,152 and $0 to pay for general operating expenses. The notes carry a 10% interest rate and are due demand. As of February 29, 2024 and November 30, 2023, the amount due to related parties was $105,765 and $63,613, respectively

NOTE 6 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

No assurance provided.

51

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company’s authorized common stock and preferred stock consists of 825,000,000 and 175,000,000 shares with par value of $0.00001. As of February 29, 2024 and November 30, 2023, the Company had 26,933,606 and 53,275,906 shares of common stock outstanding, respectively. As of February 29, 2024 and November 30, 2023,, the Company had 4,000,000 and 3,000,000 shares of Series A Preferred Stock outstanding, respectively.

On February 27, 2023, the Company filed a Certificate of Amendment together with Amended & Restated Articles of Incorporation (“Restated Articles”) with the Secretary of State of the State of Nevada increasing the Company’s authorized shares of common stock from Four Hundred Million (400,000,000) to One Billion (1,000,000,000) shares, consisting of (a) Eight Hundred Twenty- Five Million (825,000,000) shares of Common Stock, par value $0.00001 per share (the “Common Stock”) and (b) One Hundred Seventy-Five Million (175,000,000) shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). Additionally, the Board designated Ten Million (10,000,000) shares of the Company’s preferred stock as “Series A Preferred Shares” with a stated par value of $0.00001 per share, and designated with the with the following rights, preferences, and privileges.

The designations, powers, preferences, rights, and restrictions granted or imposed upon the Series A Preferred Shares and holders thereof are as follows: (i) the holders of the Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of any junior stock, including the Company’ common stock; (ii) Series A Preferred Shares are convertible into shares of the Company’s common stock at a ratio of 1:30, meaning every (1) one Series A Preferred Share shall convert into 30 shares of common stock of the Company and the holders of Series A Preferred Shares have the right to convert at any time; (iii) Series A Preferred Stock votes at a ratio determined by multiplying (a) the number of shares of Series A Preferred Stock held by such hold-er; and (b) by 300. Such voting calculation is hereby authorized by the Company and the Company acknowledges such calculation may result in the total number of possible votes cast by the Series A Holders and all other classes of the Company’s common stock in any given voting matter exceeding the total aggregate number of shares which this Company shall have authority to issue. The Series A Preferred Stock carry other protective provisions generally associated with designated series of preferred shares.

On January 29, 2024, the Company’s CEO returned and cancelled 32,000,000 shares of common stock in exchange for 1,000,000 shares of Series A Preferred Stock.

On January 30, 2024, the Company issued 5,657,700 shares valued at $4,073,544 to settle $5,658 in debt (See note 5).

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to February 29, 2024 to the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

No assurance provided.

52

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

CONSOLIDATED BALANCE SHEETS

	November 30, 2023	November 30, 2022
ASSETS
Cash	48,014
Deposits	95,288	-
Total current assets	143,302	-
Total assets	143,302	-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	15,714	68,385
Deferred revenue	163,321	-
Loan payable - related party	18,782	29,607
Due to related parties	63,614	-
Notes payable	125,780	-
Total current liabilities	387,211	68,385
Total liabilities	387,211	68,385

Commitments and Contingencies (Note 4)	-	-

Preferred Stock, 165,000,000 shares authorized; $0.00001 par value, and no shares issued and outstanding as of November 30, 2023 and 2022 respectively	-	-
Series A Preferred Stock, 10,000,000 shares authorized; $0.00001 par value, and 3,000,000 and 0 shares issued and outstanding as of November 30, 2023 and 2022 respectively	30	-
Common Shares 825,000,000 authorized shares, par value $0.00001 54,275,906 and 299,840 shares issued and outstanding as of November 30, 2023 and 2022 respectively	532	3
Additional paid-in capital	98,330,123	581,412
Accumulated deficit	(98,574,594)	(649,800)
Total stockholders' deficit	(243,909)	(68,385)
Total liabilities and stockholders' deficit	143,302	-

The accompanying notes are an integral part of these audited financial statements.

53

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended November 30,
	2023	2022
Revenue	$80,927	$-
Cost of sales	(71,691)	-
Gross profit	9,236	-
Operating expenses
General and administrative	75,368,084	16,253
Total operating expenses	75,368,084	16,253
Loss from operations	(75,358,848)	(16,253)
Other income (expense):
Loss on extinguishment of debt	(17,382,360)	-
Impairment of intangible assets	(5,177,000)	-
Interest expense	(6,586)	-
Total other income (expense)	(22,565,946)	-
Net loss before tax provision	(97,924,794)	(16,253)
Tax provision	-	-
Net loss	$(97,924,794)	$(16,253)
Net loss per common share: basic and diluted	$(3.98)	$(0.00)
Weighted average common shares outstanding - basic and diluted	24,579,880	299,840

The accompanying notes are an integral part of these audited financial statements.

54

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, November 30, 2021	-	-	299,840	3	581,412	(633,547)	(52,132)
Net loss	-	-	-	-	-	(16,253)	(16,253)
Balance, November 30, 2022	-	-	299,840	3	581,412	(649,800)	(68,385)
Stock issued for services	-	-	148,000	1	617,899	-	617,900
Shares issued for intangible assets	2,000,000	20	1,000,000	10	5,176,970	-	5,177,000
Stock issued for services	1,000,000	10	41,000,000	410	74,549,580	-	74,550,000
Shares issued to settle debt	-	-	10,828,066	108	17,404,262	-	17,404,370
Net loss	-	-	-	-	-	(97,924,794)	(97,924,794)
Balance, November 30, 2023	-	30	53,275,906	532	98,330,123	(98,574,594)	(243,909)

The accompanying notes are an integral part of these audited financial statements.

55

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

 CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	November 30, 2023	November 30, 2022
Cash Flows from Operating Activities
Net loss	$(97,924,794)	$(16,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	75,167,900	-
Gain on extinguishment of debt	17,387,160	-
Impairment of intangible assets	5,177,000
Changes in assets and liabilities
Deposits	(95,288)	-
Accounts payable and accrued expenses	(11,879)	8,754
Deferred revenue	163,321	-
Net cash used in operating activities	(136,580)	(7,499)

Cash Flows from Financing Activities
Proceeds from notes payable	120,980	-
Proceeds from notes payable - related party	-	7,499
Due to related parties	63,614	-
Net cash from financing activities	184,594	7,499
Net increase in cash	48,014	-
Cash, beginning of period	-	-
Cash, end of period	$48,014	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued for asset purchase agreement	$-	$-
Shares issued to settle debt	$10,825	$-

  The accompanying notes are an integral part of these audited financial statements.

56

LEAPCHARGER CORPORATION

(FKA GREENPLEX SERVICES, INC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2023

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Leapcharger Corporation (FKA GREENPLEX SERVICES, INC) (“the Company”) was incorporated on September 2, 2009 under the laws of the State of Delaware for the purpose of serving both residential and commercial customers in the greater Spokane and Coeur d’ Alene area. Its services included all aspects of lawn care, tree and shrub maintenance, landscape maintenance and a multiphase pest and insect control program. The Company was committed to a “Green Philosophy” and where feasible, utilizing organic and socially responsible products, such as fertilizer and pesticides. The Company decided to expand its business and abandon its landscape and property management services at the end of 2014. Later management decided to redirect its future business and focus on the cannabis industry and provide a variety of services consisting of consulting, infrastructure build out, equipment rental and staffing.

On March 2, 2023, Mr. Joseph C. Passalaqua resigned from the positions of President, Sole-officer and Director of the Corporation and the Company appointed Mr. Praveenkumar Vijayakumar to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Thereafter, the Company entered into an Asset Purchase Agreement with Leap Electric Car Charging Stations LLC, a limited liability company incorporated under the laws of Dubai (“LEAP”) and Praveenkumar Vijayakumar (“Praveen”) and the sole-officer, director, and shareholder of LEAP pursuant to which the Company acquired various assets from the Seller used in electric vehicle charging industry in exchange for the assets of Seller, the Company issued 1,000,000 restricted shares of common stock; (Post split) and (ii) 2 million shares of Series A Preferred Stock. At closing, the Common Shares represented approximately Seventy- Three (76.93%) percent of the Company’s issued and outstanding shares.

Following the acquisition of the Acquired Assets, as discussed above, The Company is a startup that aims to provide highquality electric vehicle (EV) charging solutions to consumers and businesses whose mission is to make EV charging accessible, convenient, and sustainable for everyone. By using state-of-the-art technology and innovative business models, we aim to revolutionize the charging experience of EV users.

On May 25, 2023, FINRA announced that the 1 for 250 reverse split, name and symbol change would take effect at the open of business on May 26, 2023. The reverse stock split resulted in our issued and outstanding shares being decreased from 361,960,000 shares of common stock to 1,447,845 shares of common stock.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the year ended November 30, 2023, the Company incurred net losses of $97,924,794 and accumulated deficits of $98,574,594. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

57

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of Leapcharger Corporation, Inc. and its wholly owned subsidiary Leap Electric Car Charging Stations LLC. All significant inter-company transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

58

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Income Taxes

The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in various taxing jurisdictions. The Company recognizes tax liabilities for uncertain tax positions based on management’s estimate of whether it is more likely than not that additional taxes will be required. The Company had no uncertain tax positions as of November 30, 2023 and 2022.

Deferred income taxes are recognized in the consolidated financial statements for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, differences in depreciation methods of archived images, and property and equipment, stock-based and other compensation, and other accrued expenses. A valuation allowance is established when it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities. Interest and penalties are included in tax expense.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of November 30, 2023 and 2022, the Company had no accrued interest or penalties related to uncertain tax positions.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

59

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of November 30, 2023 and 2022 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements as of November 30, 2023 and 2022.

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as November 30, 2023:

	Level 1	Level 2	Level 3	Total
Liabilities
	$-	$-	$-	$-

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of November 30, 2022:

	Level 1	Level 2	Level 3	Total
Liabilities
	$-	$-	$-	$-

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU will have on its consolidated financial statements.

60

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718), Improvements to Nonemployee Share-based Payments (“ASU 2018-07”). This ASU expands the scope of Topic 718 to include share- based payment transactions for acquiring goods and services from nonemployees. The effective date for the standard is for interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted, but no earlier than the Company’s adoption date of Topic 606. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. The new guidance is required to be applied retrospectively with the cumulative effect recognized at the date of initial application. The Company is currently evaluating the effect ASU 2018-07 will have on the consolidated financial statements.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 4 – ASSET PURCHASE AGREEMENT

On March 2, 2023, the Company entered into an Asset Purchase Agreement pursuant to which Corporation acquired various assets from Seller in exchange for 1,000,000 restricted shares common stock (Post split) and 2,000,000 shares of the Company’s Series A Preferred Stock valued at $5,177,000.

The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of the acquiree were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus, the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805.

The Company assessed the value of the assets purchased and recorded an loss on impairment of $5,177,000 on the Consolidated Statement of Operation for the year ended December 31, 2023.

NOTE 5 –PROMISSORY NOTES

Promissory notes payable as of November 30, 2023 and 2022 consists of the following:

	November 30, 2023	November 30, 2022
Dated February 3, 2023	12,750	-
Dated February 3, 2023	15,300	-
Dated February 6, 2023	20,030	-
Dated February 28, 2023	1,480	-
Dated March 15, 2023	3,529	-
Dated March 16, 2023	6,030	-
Dated March 16, 2023	7,030	-
Dated May 4, 2023	5,904
Dated May 31, 2023	506
Dated June 6, 2023	2,500
August 31, 2023	400
September 7, 2023	3,000
September 13, 2023	20,000
September 19, 2023	3,000
September 27, 2023	15,585
October 17, 2023	3,000
November 30, 2023	5,376
Total promissory notes payable	$125,780	$-

61

During the year ended November 30, 2023, the Company issued various promissory notes with the same noteholders amounting to $125,780 for general operating purposes. The notes carry a 10% interest rate and are due upon 10 days written notice.

During the years ended November 30, 2023 and 2022, the Company recorded interest expense of $6,586 and $0, respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS

Promissory notes payable as of November 30, 2023 and 2022 consists of the following:

	November 30, 2023	November 30, 2022
Dated November 30, 2021	$790	$9,115
Dated November 30, 2021	10,493	12,993
Dated November 30, 2022	7,499	7,499
Total loans payable	$18,782	$29,607

During the year ended November 30, 2021, a shareholder advanced the Company $9,115 to pay for general operating expenses. The notes carry a 10% interest rate and are due demand. Only July 14, 2023, the $6,025 of the debt was sold and assigned to three unrelated parties. During the year ended December 31, 2023, the new holders of the debt converted $8,325 of the advances into 8,328,066 shares of common stock.

During the year ended November 30, 2021, a shareholder advanced the Company $12,993 to pay for general operating expenses. The notes carry a 10% interest rate and are due demand. During the three months ended February 29, 2024 July 14, 2023, the $10,458 of the debt was sold and assigned to unrelated parties. During the year ended December 31, 2023, the new holders of the debt converted $2,500 of the advances into 2,500,000 shares of common stock.

During the year ended November 30, 2022, a shareholder advanced the Company $7,499 to pay for general operating expenses. The notes carry a 10% interest rate and are due demand.

During the year ended November 30, 2021, a shareholder advanced the Company $9,115 to pay for general operating expenses. The advance is unsecured, non-interest bearing and due on demand.

During the year ended November 30, 2023 and 2022, the Company was advanced $63,614 and $0 from a related party for payment of operational expenses. The amounts due bears no interest and are due on demand. As of November 30, 2023 and November 30, 2022, the amount due to related parties was $63,614 and $0, respectively.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

62

NOTE 8 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded the valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards. The deferred income tax assets are comprised of the following at November 30, 2023 and 2022:

	2023	2022
Deferred income tax assets:	$20,700,665	$136,458
Valuation allowance	(20,700,665)	(136,458)
Net deferred tax asset	$-	$-

Reconciliation between the statutory rate and the effective tax rate is as follows at November 30, 2023 and 2022:

	2023	2022
Effective Tax Rate Reconciliation:
Federal statutory tax rate	21.0%	21.0%
State taxes, net of federal benefit	0.0%	0.0%
Change in valuation allowance	(21.0)%	(21.0)%
Effective tax rate	0.0%	0.0%

As of November 30, 2023, the Company had net operating loss carryforwards of approximately $98,574,594 and net operating loss carryforwards expire in 2024 through 2032. The current year’s net operating loss will carryforward indefinitely, limited to 80% of the current year taxable income.

The current income tax benefit of $20,700,665 generated for the year ended November 30, 2023 was offset by an equal increase in the valuation allowance. The valuation allowance was increased due to uncertainties as to the Company’s ability to generate sufficient taxable income to utilize the net operating loss carryforwards which is the only significant component of deferred taxes.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of November 30, 2023 and 2022 the Company has no unrecognized uncertain tax positions, including interest and penalties.

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company’s authorized common stock and preferred stock consists of 825,000,000 and 175,000,000 shares with par value of $0.00001. As of November 30, 2023 and 2022, the Company had 53,275,906 and 299,840 shares of common stock outstanding (Post split), respectively. As of November 30, 2023 and 2022, the Company had 3,000,000 and 0 shares of Series A Preferred Stock outstanding, respectively.

63

On February 27, 2023, the Company filed a Certificate of Amendment together with Amended & Restated Articles of Incorporation (“Restated Articles”) with the Secretary of State of the State of Nevada increasing the Company’s authorized shares of common stock from Four Hundred Million (400,000,000) to One Billion (1,000,000,000) shares, consisting of (a) Eight Hundred Twenty-Five Million (825,000,000) shares of Common Stock, par value $0.00001 per share (the “Common Stock”) and (b) One Hundred Seventy-Five Million (175,000,000) shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). Additionally, the Board designated Ten Million (10,000,000) shares of the Company’s preferred stock as “Series A Preferred Shares” with a stated par value of $0.00001 per share, and designated with the with the following rights, preferences, and privileges.

The designations, powers, preferences, rights, and restrictions granted or imposed upon the Series A Preferred Shares and holders thereof are as follows: (i) the holders of the Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of any junior stock, including the Company’ common stock; (ii) Series A Preferred Shares are convertible into shares of the Company’s common stock at a ratio of 1:30, meaning every (1) one Series A Preferred Share shall convert into 30 shares of common stock of the Company and the holders of Series A Preferred Shares have the right to convert at any time; (iii) Series A Preferred Stock votes at a ratio determined by multiplying (a) the number of shares of Series A Preferred Stock held by such hold-er; and (b) by 300. Such voting calculation is hereby authorized by the Company and the Company acknowledges such calculation may result in the total number of possible votes cast by the Series A Holders and all other classes of the Company’s common stock in any given voting matter exceeding the total aggregate number of shares which this Company shall have authority to issue. The Series A Preferred Stock carry other protective provisions generally associated with designated series of preferred shares.

On May 25, 2023, the Company’s Board of Directors approved a 1 to 250 reverse stock split as of the record date of March 31, 2023. The financial statements have been retroactively restated to show the effect of the stock split.

On February 23, 2023, the Company issued 148,000 shares of common stock (Post split) valued at $617,900 for services.

On March 3, 2023, the Company issued 1,000,000 shares of common stock (Post split) and 2,000,000 shares of Series A Preferred stock valued at $5,177,000 for the purchase of certain intangible assets (See Note 4).

On May 31, 2023, the Company issued 41,000,000 shares of common stock and 1,000,000 shares of Series A Preferred stock valued at $74,550,000 for services.

On July 21, 2023, the Company issued 6,028,066 shares valued at $9,338,992 to settle $6,025 in debt.

On September 5, 2023, the Company issued 2,300,000 shares valued at $3,565,000 to settle $2,300 in debt.

On October 9, 2023, the Company issued 2,500,000 shares valued at $4,500,000 to settle $2,300 in debt.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to November 30, 2023 to the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

64

LEAPCHARGER CORPORATION

50,000,000 SHARES

OF

COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is June   , 2024

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Index to Exhibits

2.1	Articles of Incorporation, as amended*

2.2	Bylaws*

3.1	Form of Subscription Agreement*

3.2	Asset Purchase Agreement with Leap Electric Car Charging Stations LLC, and Praveenkumar Vijayakumar*

6.6	Employment Agreement, Praveenkumar Vijayakumar *

11.1	Consent of Lockett + Horwitz, a Professional Law Corporation (included in Exhibit 12.1)*

12.1	Opinion of Lockett + Horwitz, a Professional Law Corporation *

*Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on behalf by the undersigned, thereunto duly authorized, in Abu Hail, Dubai, U.A.E. on June 17, 2024.

LEAPCHARGER CORPORATION

By:	/s/ Praveenkumar Vijayakumar
Praveenkumar Vijayakumar
Chief Executive Officer and Chief Financial Officer

This offering circular has been signed by the following person in the capacities indicated on the 17th day of June 2024.

By:	/s/ Praveenkumar Vijayakumar
Praveenkumar Vijayakumar
Director

By:	/s/ Chris A. Oyeniyi
Chris A. Oyeniyi
Director

By:	/s/ Satish Shekar
Satish Shekar
Director

II-2

LEAPCHARGER

DISCLAIMER

No money or consideration is being solicited by the information in this Offering Circular or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities is offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date.

The Company’s Reg A+ Offering, after qualification by the SEC, will be made only by means of the Offering Circular. Any information in this Offering Circular or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

All information contained in this Offering Circular is subject to change.

II-3